UNSECURED REVOLVING CREDIT AGREEMENT dated as of August 7, 2017 among VALIDUS REINSURANCE, LTD., as Borrower, VALIDUS HOLDINGS, LTD., as Guarantor and HSBC BANK USA, NATIONAL ASSOCIATION as Lender

i TABLE OF CONTENTS Page ARTICLE I Definitions ................................................................................................................. 1 SECTION 1.01. Defined Terms .................................................................................... 1 SECTION 1.02. Classification of Loans and Borrowings ........................................... 19 SECTION 1.03. Terms Generally ............................................................................... 20 SECTION 1.04. Accounting Terms; GAAP ............................................................... 20 ARTICLE II Loans ...................................................................................................................... 21 SECTION 2.01. Loans ................................................................................................. 21 SECTION 2.02. Loans and Borrowings ...................................................................... 21 SECTION 2.03. Requests for Borrowings .................................................................. 21 SECTION 2.04. Funding of Borrowings ..................................................................... 22 SECTION 2.05. Termination and Reduction of Commitments .................................. 22 SECTION 2.06. Interest Elections .............................................................................. 22 SECTION 2.07. Voluntary Prepayment of Loans ....................................................... 23 SECTION 2.08. Mandatory Prepayments ................................................................... 23 SECTION 2.09. Repayment of Loans; Evidence of Debt. .......................................... 24 SECTION 2.10. Interest .............................................................................................. 24 SECTION 2.11. Fees ................................................................................................... 25 SECTION 2.12. Payments Generally .......................................................................... 25 SECTION 2.13. Taxes ................................................................................................. 25 SECTION 2.14. Alternate Rate of Interest .................................................................. 27 SECTION 2.15. Break Funding Payments .................................................................. 27 SECTION 2.16. Increased Costs ................................................................................. 28 SECTION 2.17. Mitigation Obligations ...................................................................... 28 ARTICLE III Representations and Warranties ............................................................................ 28 SECTION 3.01. Corporate Status ................................................................................ 28 SECTION 3.02. Corporate Power and Authority ........................................................ 29 SECTION 3.03. No Contravention of Agreements or Organizational Documents ........................................................................................ 29 SECTION 3.04. Litigation and Environmental Matters .............................................. 29 SECTION 3.05. Use of Proceeds; Margin Regulations .............................................. 29

ii SECTION 3.06. Approvals .......................................................................................... 30 SECTION 3.07. Investment Company Act ................................................................. 30 SECTION 3.08. True and Complete Disclosure; Projections and Assumptions ......... 30 SECTION 3.09. Financial Condition .......................................................................... 30 SECTION 3.10. Tax Returns and Payments ............................................................... 30 SECTION 3.11. Compliance with ERISA .................................................................. 31 SECTION 3.12. Subsidiaries ....................................................................................... 31 SECTION 3.13. Capitalization .................................................................................... 31 SECTION 3.14. Indebtedness ..................................................................................... 32 SECTION 3.15. Compliance with Statutes and Agreements ...................................... 32 SECTION 3.16. Insurance Licenses ............................................................................ 32 SECTION 3.17. Insurance Business ............................................................................ 32 SECTION 3.18. Properties; Liens; and Insurance ....................................................... 32 SECTION 3.19. Solvency ........................................................................................... 33 SECTION 3.20. Anti-Corruption Laws and Sanctions ............................................... 33 ARTICLE IV Conditions ............................................................................................................. 33 SECTION 4.01. Commitment Period 1 ....................................................................... 33 SECTION 4.02. Commitment Period 2 ....................................................................... 35 SECTION 4.03. Commitment Period 3 ....................................................................... 35 SECTION 4.04. Each Borrowing ................................................................................ 36 ARTICLE V Affirmative Covenants ........................................................................................... 36 SECTION 5.01. Information Covenants ..................................................................... 36 SECTION 5.02. Books, Records and Inspections ....................................................... 39 SECTION 5.03. Insurance ........................................................................................... 39 SECTION 5.04. Payment of Taxes and other Obligations .......................................... 39 SECTION 5.05. Maintenance of Existence; Conduct of Business .............................. 40 SECTION 5.06. Compliance with Statutes, etc ........................................................... 40 SECTION 5.07. ERISA ............................................................................................... 40 SECTION 5.08. Maintenance of Property ................................................................... 41 SECTION 5.09. Maintenance of Licenses and Permits .............................................. 41 SECTION 5.10. Further Assurances ........................................................................... 41 ARTICLE VI Negative Covenants .............................................................................................. 41 SECTION 6.01. Changes in Business ......................................................................... 42

iii SECTION 6.02. Consolidations, Mergers and Sales of Assets ................................... 42 SECTION 6.03. Liens ................................................................................................. 43 SECTION 6.04. Indebtedness ..................................................................................... 46 SECTION 6.05. Use of Proceeds ................................................................................ 46 SECTION 6.06. Issuance of Stock .............................................................................. 46 SECTION 6.07. Dissolution ........................................................................................ 47 SECTION 6.08. Restricted Payments .......................................................................... 47 SECTION 6.09. Transactions with Affiliates .............................................................. 47 SECTION 6.10. Maximum Leverage Ratio ................................................................ 47 SECTION 6.11. Minimum Consolidated Net Worth .................................................. 47 SECTION 6.12. Limitation on Certain Restrictions on Subsidiaries .......................... 48 SECTION 6.13. Private Act ........................................................................................ 48 SECTION 6.14. Claims Paying Ratings ...................................................................... 48 SECTION 6.15. End of Fiscal Years; Fiscal Quarters ................................................ 49 SECTION 6.16. Most Favored Lender ........................................................................ 49 ARTICLE VII Events of Default ................................................................................................. 49 SECTION 7.01. Payments ........................................................................................... 49 SECTION 7.02. Representations, etc .......................................................................... 49 SECTION 7.03. Covenants ......................................................................................... 49 SECTION 7.04. Default under other Agreements ....................................................... 49 SECTION 7.05. Bankruptcy, etc ................................................................................. 50 SECTION 7.06. ERISA ............................................................................................... 50 SECTION 7.07. Judgments ......................................................................................... 50 SECTION 7.08. Insurance Licenses ............................................................................ 51 SECTION 7.09. Change of Control ............................................................................. 51 SECTION 7.10. Company Guaranty ........................................................................... 51 ARTICLE VIII [Reserved] .......................................................................................................... 51 ARTICLE IX Company Guaranty ............................................................................................... 51 SECTION 9.01. The Company Guaranty .................................................................... 51 SECTION 9.02. Bankruptcy ........................................................................................ 52 SECTION 9.03. Nature of Liability ............................................................................ 52 SECTION 9.04. Independent Obligation .................................................................... 52 SECTION 9.05. Authorization .................................................................................... 52

iv SECTION 9.06. Reliance ............................................................................................ 53 SECTION 9.07. Subordination .................................................................................... 53 SECTION 9.08. Waiver ............................................................................................... 53 SECTION 9.09. Maximum Liability ........................................................................... 54 ARTICLE X Miscellaneous ......................................................................................................... 54 SECTION 10.01. Notices .............................................................................................. 54 SECTION 10.02. Waivers; Amendments ...................................................................... 55 SECTION 10.03. Expenses; Indemnity; Damage Waiver ............................................ 56 SECTION 10.04. Successors and Assigns .................................................................... 56 SECTION 10.05. Survival ............................................................................................. 58 SECTION 10.06. Counterparts; Integration; Effectiveness; Electronic Execution ....... 59 SECTION 10.07. Severability ....................................................................................... 59 SECTION 10.08. Right of Setoff .................................................................................. 59 SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process .......... 60 SECTION 10.10. Waiver of Jury Trial .......................................................................... 60 SECTION 10.11. Headings ........................................................................................... 61 SECTION 10.12. Confidentiality .................................................................................. 61 SECTION 10.13. Interest Rate Limitation .................................................................... 61 SECTION 10.14. USA Patriot Act ................................................................................ 62 SECTION 10.15. No Advisory or Fiduciary Responsibility ......................................... 62

v SCHEDULES: Schedule 3.12 -- Subsidiaries Schedule 3.13 -- Capitalization Schedule 3.14 -- Existing Indebtedness Schedule 6.03 -- Existing Liens Schedule 6.09 -- Existing Affiliate Transactions Schedule 6.12 -- Limitation on Certain Restrictions on Subsidiaries EXHIBITS: Exhibit A -- Form of Borrowing Request Exhibit B -- Form of Note Exhibit C -- Form of Interest Election Request Exhibit D -- Form of Officer’s Certificate Exhibit E -- Commitment Reinstatement Request

1 UNSECURED REVOLVING CREDIT AGREEMENT dated as of August 7, 2017 among VALIDUS REINSURANCE, LTD., a reinsurance company organized under the laws of Bermuda (“Validus Re” or the “Borrower”), VALIDUS HOLDINGS, LTD., a holding company organized under the laws of Bermuda (the “Company”), and HSBC BANK USA, NATIONAL ASSOCIATION (together with any assignee permitted under Section 10.04(b), the “Lender”). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 1.01 are used herein as so defined. WHEREAS the Borrower and the Company, as guarantor, have requested a liquidity facility for seasonal use, for up to three non-continuous and non-consecutive commitment periods as further provided for herein; WHEREAS Commitment Period 1 shall begin on the Effective Date and shall terminate on December 31, 2017 (“Commitment Period 1”); Commitment Period 2, if it shall occur, shall begin on July 1, 2018 and shall terminate on December 31, 2018 (“Commitment Period 2”); and Commitment Period 3, if it shall occur, shall begin on July 1, 2019 and shall terminate on December 31, 2019 (“Commitment Period 3”); WHEREAS Commitment Period 2 and Commitment Period 3 shall only occur upon the mutual consent of the Borrower, the Company and the Lender, as further provided for herein; WHEREAS, any Loans outstanding will be required to be repaid on the last day of the Commitment Period then in effect; WHEREAS, for any period during which a Commitment Period shall not be in effect, the Lender shall have no obligation to provide any funding hereunder; WHEREAS, the parties hereto hereby agree as follows: ARTICLE I Definitions SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below: “ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. “Acquired Indebtedness” means Indebtedness of the Company or a Subsidiary acquired pursuant to an acquisition not prohibited under this Agreement (or Indebtedness assumed at the time of such acquisition of an asset securing such Indebtedness); provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such acquisition. “Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Lender.

2 “Affiliate” means, with respect to a specified Person at any date, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified as of such date. “Agreement” means this Unsecured Revolving Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time (including by any Commitment Reinstatement Request). “Agreement Termination Date” shall mean the date upon which the following conditions shall have occurred: (a) all Commitments hereunder shall have expired or been permanently terminated or reduced to zero, (b) all Loans and expense reimbursement and other amounts hereunder shall have been paid in full (other than contingent indemnification obligations for which no claim has been made) and (c) there shall be no further ability for the Borrower, Company and the Lender to reinstate the Commitment for an additional Commitment Period in accordance with the terms hereof. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the FRBNY Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month interest period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the FRBNY Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the FRBNY Rate or the Adjusted LIBO Rate, respectively. “Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and laws, rules, and regulations of any other jurisdiction that may be applicable to the Company or any of its Subsidiaries from time to time concerning or relating to bribery or corruption. “Applicable Insurance Regulatory Authority” means, when used with respect to any Regulated Insurance Company, (x) the insurance department or similar administrative authority or agency located in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is domiciled or (y) to the extent asserting regulatory jurisdiction over such Regulated Insurance Company, the insurance department, authority or agency in each state or jurisdiction (foreign or domestic) in which such Regulated Insurance Company is licensed, and shall include any Federal or national insurance regulatory department, authority or agency that may be created and that asserts insurance regulatory jurisdiction over such Regulated Insurance Company. “Applicable Rate” means (a) for Commitment Period 1, 1.00% per annum, and (b) for Commitment Period 2 and Commitment Period 3, the amount set forth in the applicable Commitment Reinstatement Request. “Approved Fund” has the meaning provided in Section 10.04(b). “Authorized Officer” means, as to any Person, the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Secretary, or the Chief Financial Officer or Finance Director of such Person or any other officer of such Person duly authorized by such Person to act on behalf of such Person hereunder. “Bankruptcy Code” has the meaning provided in Section 7.05.

3 “Bermuda Companies Law” means the Companies Act 1981 of Bermuda and other relevant Bermuda law. “Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” shall have the meaning set forth in the preamble. “Borrowing” means Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect. “Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03. “Business Day” means (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close, and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in the London interbank market. “Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. “Capital Markets Product” means, as to any Person, any security, commodity, derivative transaction or other financial or similar product purchased, sold or entered into by such Person for the purpose of a third-party undertaking or assuming one or more risks otherwise assumed by such Person or entered into by such Person for the purpose of managing one or more risks otherwise assumed by such Person or other agreements or arrangements entered into by such Person designed to transfer credit risk from one party to another, including (i) any structured insurance product, catastrophe bond, rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, commodity hedge, equity or equity index swap, equity or equity index option, bond option, interest rate option or hedge, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or swap transaction, credit protection transaction, credit swap, credit default swap (including single default, single-name, basket and first-to-default swaps), credit default option, equity default swap, total return swap, credit- linked notes, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sellback transaction, securities lending transaction, weather index transaction, emissions allowance transaction, or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions), (ii) any transaction which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets, (iii) any combination of the transactions referred to in clauses (i) and (ii) above and (iv) any master agreement relating to any of the transactions referred to in clauses (i), (ii) or (iii) above. “Cash Equivalents” means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one

4 year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof, the District of Columbia or any foreign jurisdiction having, capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, and (v) investments in “money market funds” within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above. “Change in Law” means the occurrence, after the date of this Agreement (or with respect to any assignee permitted under Section 10.04(b), the date on which such assignment takes place), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented. “Change of Control” means (a) the Borrower ceasing to be a Wholly-Owned Subsidiary of the Company, (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof) (other than any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company) of Equity Interests representing more than 50% of either the aggregate ordinary voting power or the aggregate equity value represented by the issued and outstanding Equity Interests in the Company, or (c) the occupation at any time of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were not (i) directors of the Company on the date of this Agreement, (ii) nominated or appointed by the board of directors of the Company or (iii) approved by the board of directors of the Company as director candidates prior to their election. “Charges” has the meaning provided in Section 10.13. “Code” means the Internal Revenue Code of 1986, as amended from time to time. “Collateral” has the meaning provided in the Five-Year Secured Letter of Credit Facility. “Commitment” means $100,000,000 for any Commitment Period, as the same may be reduced pursuant to Section 2.05. “Commitment Expiration Date” means (a) with respect to Commitment Period 1, December 31, 2017, (b) with respect to Commitment Period 2, December 31, 2018, and (c) with respect to Commitment Period 3, December 31, 2019, in each case unless sooner terminated pursuant to the terms

5 of this Agreement; provided that if any such date is not a Business Day, the Commitment Expiration Date shall be the immediately preceding Business Day. “Commitment Period” shall mean Commitment Period 1, Commitment Period 2, or Commitment Period 3, as applicable. “Commitment Period 1” shall have the meaning set forth in the recitals. “Commitment Period 2” shall have the meaning set forth in the recitals. “Commitment Period 3” shall have the meaning set forth in the recitals. “Commitment Reinstatement Request” means a request in the form of Exhibit E. “Commitment Fee” has the meaning provided in Section 2.11(a). “Communications” has the meaning assigned to such term in Section 10.01(d). “Company” shall have the meaning set forth in the preamble. “Company Guaranty” means the guaranty of the Company provided in Article IX. “Conditional Termination Notice” has the meaning provided in Section 2.05(c). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Indebtedness” means, as of any date of determination, all Indebtedness described in clause (a) of the definition thereof plus any Indebtedness for borrowed money of any other Person as to which the Company and/or any of its Subsidiaries has created a guarantee or other contingent obligation (but only to the extent of such guarantee or contingent obligation). For the avoidance of doubt, “Consolidated Indebtedness” shall not include obligations (contingent or otherwise) in respect of drawn letters of credit. “Consolidated Net Worth” means, as of any date of determination, the Net Worth of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interests in Subsidiaries including for the avoidance of doubt the aggregate principal amount of all outstanding preferred (including without limitation trust preferred) or preference securities or Hybrid Capital of the Company and its Subsidiaries, provided that the aggregate outstanding amount of such preferred or preference securities or Hybrid Capital of the Company and its Subsidiaries shall only be included in Consolidated Net Worth to the extent such amount would be included in a determination of the Net Worth of the Company and its Subsidiaries in accordance with GAAP. “Consolidated Total Capital” means, as of any date of determination, the sum of (i) Consolidated Indebtedness and (ii) Consolidated Net Worth at such time. “Control” means, with respect to any Person, the possession, directly or indirectly, of the power (i) to vote 10% or more of the voting power of the securities having ordinary voting power for the election of directors of such Person or (ii) to direct or cause the direction of the management or policies of

6 a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. “Credit Documents” means this Agreement and any promissory notes executed in connection herewith. “Credit Event” means the making of any Loan. “Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default. “Dispositions” has the meaning provided in Section 6.02. “Dividends” has the meaning provided in Section 6.08. “Dollars” or “$” refers to lawful money of the United States of America. “DTC” means the Depository Trust Company. “Effective Date” has the meaning provided in Section 4.01. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Eligible Person” means and includes any commercial bank, insurance company, finance company, financial institution, fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act of 1933, as amended), but in any event excluding the Company and its Subsidiaries. “Environmental Law” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company or any Subsidiary directly or indirectly resulting from or based upon (a) its violation of any Environmental Law, (b) its generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) its exposure to any Hazardous Materials, (d) its release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing, but in each of (a) through (e) excluding liabilities arising out of Capital Markets Products and insurance and reinsurance contracts, agreements and arrangements in each case entered into in the ordinary course of business and not for speculative purposes. “Equity Interests” means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or

7 profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination; provided that “Equity Interests” shall not include Indebtedness for borrowed money which is convertible into Equity Interests. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor. “ERISA Affiliate” means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or any of its Subsidiaries or is under common control (within the meaning of Section 414(c) of the Code) with the Company or any of its Subsidiaries. “Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. “Event of Default” has the meaning provided in Article VII. “Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any of the other Credit Documents, (a) Taxes imposed on (or measured by) its net income or net profits (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed by any jurisdiction (or political subdivision thereof) in or under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by such Loan Party under Section 2.14(b)), any withholding Tax that is imposed by the United States of America or Bermuda on amounts payable to or for the account of such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Loan Party with respect to such withholding Tax pursuant to Section 2.12(a), (c) Taxes attributable to such recipient’s failure to comply with Section 2.13(e) and (d) any U.S. Federal withholding Taxes imposed under FATCA. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code. “Federal Funds Effective Rate” means, for any day, the rate calculated by the FRBNY based on such day’s federal funds transactions by depository institutions (as determined in such manner as the FRBNY shall set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as the federal funds effective rate. “Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

8 “Fitch” means Fitch Ratings, Inc. “Five-Year Secured Letter of Credit Facility” means the $300,000,000 five-year secured letter of credit facility among the Company, Validus Re, various Designated Subsidiary Loan Parties identified therein, JPMorgan Chase Bank, N.A., as administrative agent, and one or more lenders entered into on December 9, 2015, including the related collateral and security documents and other instruments and agreements executed in connection therewith, and amendments, renewals, replacements, refinancings and restatements to any of the foregoing (provided that the principal amount thereof shall not exceed $300,000,000 or, if increased in accordance with its terms, $400,000,000, plus reasonable refinancing costs, fees and expenses); and any modifications, amendments, restatements, waivers, extensions, renewals, replacements or refinancings thereof; provided that any such modifications, amendments, waivers, extensions, renewals, replacements or refinancings be on terms which, when taken together as a whole, are not adverse in any material respect to the interests of the Lender, as compared to those contained in the Five-Year Secured Letter of Credit Facility as of the date hereof. “Five-Year Unsecured Revolving Credit and Letter of Credit Facility” means the $85,000,000 five-year unsecured revolving credit and letter of credit facility among the Company, Validus Re, various Designated Subsidiary Loan Parties identified therein, JPMorgan Chase Bank, N.A., as administrative agent, and one or more lenders entered into on December 9, 2015, including the related collateral and security documents and other instruments and agreements executed in connection therewith, and amendments, renewals, replacements, refinancings and restatements to any of the foregoing (provided that the principal amount thereof shall not exceed $85,000,000 or, if increased in accordance with its terms, $150,000,000, plus reasonable refinancing costs, fees and expenses); and any modifications, amendments, restatements, waivers, extensions, renewals, replacements or refinancings thereof; provided that any such modifications, amendments, waivers, extensions, renewals, replacements or refinancings be on terms which, when taken together as a whole, are not adverse in any material respect to the interests of the Lender, as compared to those contained in the Five-Year Unsecured Revolving Credit and Letter of Credit Facility as of the date hereof. “Foreign Pension Plan” means any plan, fund (including any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code. “FRBNY” means the Federal Reserve Bank of New York. “FRBNY Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day; provided that if both such rates are not so published for any day that is a Business Day, the term “FRBNY Rate” means the rate quoted for such day for a federal funds transaction at 11:00 a.m., New York City time, on such day received by the Lender from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Fronting Arrangement” means an agreement or other arrangement by a Regulated Insurance Company pursuant to which an insurer or insurers agree to issue insurance policies at the request or on behalf of such Regulated Insurance Company and such Regulated Insurance Company assumes the obligations in respect thereof pursuant a Reinsurance Agreement or otherwise.

9 “GAAP” means generally accepted accounting principles in the United States of America. “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government. “Guarantee” of or by any Person (the “guarantor”) means any obligation guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase or lease property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business and (y) obligations of any Regulated Insurance Company under Insurance Contracts, Reinsurance Agreements, Fronting Arrangements or Retrocession Agreements (including any Liens with respect thereto). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. “Guaranteed Obligations” means all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code or other applicable similar laws, would become due), liabilities and indebtedness owing by each Loan Party to the Lender under this Agreement (including indemnities, fees and interest thereon (including, in each case, any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in the respective documentation, whether or not such interest is allowed in any such proceeding)), whether now existing or hereafter incurred under, arising out of or in connection with this Agreement and the due performance and compliance by each Loan Party with all of the terms, conditions and agreements contained in this Agreement applicable to such Loan Party. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law. “Hybrid Capital” means any security that affords equity benefit to the issuer thereof (under the procedures and guidelines of the S&P) by having ongoing payment requirements that are more flexible than interest payments associated with conventional indebtedness for borrowed money and by being contractually subordinated to such indebtedness. For the avoidance of doubt, the Company’s Junior Subordinated Deferrable Debentures constitute Hybrid Capital. “Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.

10 “Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current ordinary course trade accounts payable deferred compensation and any purchase price adjustment, earnout, contingent payment or deferred payment of a similar nature incurred in connection with an acquisition), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of Indebtedness of such Person shall be the lesser of (i) the fair market value of such property at such date of determination (determined in good faith by the Company) and (ii) the amount of such Indebtedness of such other Person, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations (or to the extent netting is permitted under the applicable agreement governing such Capital Markets Products and such netting is limited with respect to the counterparty or counterparties of such agreement, all net termination obligations) of such Person under transactions in Capital Markets Products and (i) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; provided that, Indebtedness shall not include any preferred (including without limitation trust preferred) or preference securities or Hybrid Capital, in each case issued by the Company, to the extent such preferred or preference securities or Hybrid Capital would be treated as equity issued by the Company under the applicable procedures and guidelines of S&P as of the date hereof. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For the avoidance of doubt, Indebtedness shall not include (v) current trade payables (including current payables under insurance contracts and current reinsurance payables) and accrued expenses, in each case arising in the ordinary course of business, (w) obligations and Guarantees of Regulated Insurance Companies with respect to Policies, (x) obligations and Guarantees with respect to products underwritten by Regulated Insurance Companies in the ordinary course of business, including insurance and reinsurance policies, annuities, performance and surety bonds, assumptions of liabilities and any related contingent obligations and (y) Reinsurance Agreements and Fronting Arrangements and Guarantees thereof entered into by any Regulated Insurance Company in the ordinary course of business. “Indemnified Taxes” means Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under this Agreement. “Indemnitee” has the meaning provided in Section 10.03(b). “Index Rating” means (i) with respect to S&P, the Company’s Counterparty Credit Rating, (ii) with respect to Moody’s, the Company’s Long-term Issuer Rating and (iii) with respect to Fitch, the Company’s Long-term Issuer Credit Rating. “Ineligible Institution” has the meaning assigned to such term in Section 10.04(b). “Information” has the meaning provided in Section 10.12. “Insurance Business” means one or more aspects of the business of selling, issuing or underwriting insurance or reinsurance and other businesses reasonably related thereto.

11 “Insurance Contract” means any insurance contract or policy issued by a Regulated Insurance Company but shall not include any Reinsurance Agreement, Fronting Arrangement or Retrocession Agreement. “Insurance Licenses” means the material licenses (including licenses or certificates of authority from Applicable Insurance Regulatory Authorities), permits or authorizations to transact insurance and reinsurance business held by any Regulated Insurance Company. “Interest Election Request” has the meaning provided in Section 2.06(b). “Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months duration been applicable to such Borrowing. “Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Eurodollar Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interpolated Rate” means, at any time, for any Interest Period, the rate per annum determined by the Lender (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which the LIBOR Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time. “IPC” means Validus Amalgamation Subsidiary, Ltd., a company organized under the laws of Bermuda and successor by amalgamation to IPC Holdings, Ltd. “IPC Facility” means the letters of credit master agreement between IPCRe Limited and Citibank N.A., providing for letters of credit and any modifications, amendments, restatements, waivers, extensions, renewals, replacements or refinancings thereof; provided that any such modifications, amendments, waivers, extensions, renewals, replacements or refinancings be on terms which, when taken together as a whole, are not adverse in any material respect to the interests of the Lender, as compared to those contained in the IPC Facility as of the date hereof. “IPCRe Limited” means IPCRe Limited, a company organized under the laws of Bermuda.

12 “Junior Subordinated Deferrable Debentures” mean the Company’s Junior Subordinated Deferrable Interest Debentures due 2036 issued under the Junior Subordinated Indenture dated as of June 15, 2006 between the Company and JPMorgan Chase Bank, National Association, as Trustee, as the same has been and may be amended from time to time, and any substantially similarly structured security issued by the Company or any of its Subsidiaries, including for the avoidance of doubt the Company’s Junior Subordinated Deferrable Interest Debentures due 2037 issued under the Junior Subordinated Indenture dated June 21, 2007 between the Company and Wilmington Trust Company, as Trustee, Flagstone Reinsurance Holdings Limited's (now Flagstone) Junior Subordinated Deferrable Interest Notes due 2036 issued under the Junior Subordinated Indenture dated August 23, 2006 between Flagstone Reinsurance Holdings Limited and JPMorgan Chase Bank, National Association, as Trustee, Flagstone Reinsurance Holdings Limited's (now Flagstone) Junior Subordinated Deferrable Interest Notes due 2037 issued under the Junior Subordinated Indenture dated September 20, 2007 between Flagstone Reinsurance Holdings Limited and The Bank of New York Trust Company, National Association, as Trustee, and Flagstone Finance S.A.'s Junior Subordinated Deferrable Interest Notes due 2037 issued under the Junior Subordinated Indenture dated June 8, 2007 between Flagstone Finance S.A. and Wilmington Trust Company, as Trustee, each as the same may be amended from time to time. “Legal Requirements” means all applicable laws, rules and regulations and interpretations thereof made by any governmental body or regulatory authority (including any Applicable Insurance Regulatory Authority) having jurisdiction over the Company or a Subsidiary. “Lender” has the meaning provided in the first paragraph of this Agreement. “Leverage Ratio” means the ratio of (i) Consolidated Indebtedness to (ii) Consolidated Total Capital. “LIBO Rate” means, with respect to any Eurodollar Borrowing for any applicable Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Lender from time to time in its reasonable discretion (in each case the “LIBOR Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBOR Screen Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement; provided, further, that if a LIBOR Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Interest Period shall be the Interpolated Rate; provided, that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14. “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities. “Loan” has the meaning provided in Section 2.01(a).

13 “Loan Parties” means the Company and the Borrower. “Margin Stock” has the meaning provided in Regulation U. “Material Adverse Effect” means any material adverse condition or any material adverse change in or affecting (x) the business, operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, or (y) the rights and remedies of the Lender or the ability of the Company and each other Loan Party, taken as a whole, to perform their respective obligations to the Lender under this Agreement. “Maximum Rate” has the meaning provided in Section 10.13. “Minimum Consolidated Net Worth Amount” means, at any time, an amount which initially shall be equal to $2,789,131,000 and which amount shall be increased as follows: (i) immediately following the last day of each fiscal quarter (commencing with the fiscal quarter ended September 30, 2017) by an amount (if positive) equal to 25% of the Net Income for such fiscal quarter and (ii) by 50% of the aggregate increases in the consolidated shareholders’ equity of the Company during such fiscal quarter by reason of the issuance and sale of common Equity Interests of the Company, including upon any conversion of debt securities of the Company into such Equity Interests. “Moody’s” means Moody’s Investors Service, Inc. “Multiemployer Plan” means any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company, any of its Subsidiaries or any ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company, such Subsidiary or such ERISA Affiliate contributed to or had an obligation to contribute to such plan. “Net Income” shall mean, for any period, an amount equal to the net income of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period. “Net Worth” means, as to any Person, the sum of its capital stock (including its preferred stock), capital in excess of par or stated value of shares of its capital stock (including its preferred stock), retained earnings and any other account which, in accordance with GAAP, constitutes stockholders equity, but excluding (i) any treasury stock and (ii) the amount of the effects of Financial Accounting Statement No. 115 (which amount is shown on the Company’s December 31, 2014 balance sheet under the caption “Accumulated other comprehensive income” and which, after adoption of Financial Accounting Statements Nos. 157 and 159 will be measured as the difference between investments carried at estimated fair value and investments carried at amortized cost). “OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury. “Other Connection Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any of the other Credit Documents, Taxes imposed as a result of a present or former connection between such Person and the jurisdiction imposing such Tax (other than connections arising from such Person having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced

14 this Agreement, or sold or assigned any Loan or an interest in any obligation of any Loan Party under this Agreement). “Other Taxes” means any and all present or future stamp, registration, court or documentary taxes or any other similar excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or performance under, or otherwise in connection with this Agreement other than any Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.17). “Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the FRBNY as set forth on its public website from time to time) and published on the next succeeding Business Day by the FRBNY as an overnight bank funding rate (from and after such date as the FRBNY shall commence to publish such composite rate). “Participant” has the meaning provided in Section 10.04(c). “Participant Register” has the meaning provided in Section 10.04(c). “Patriot Act” has the meaning provided in Section 10.14. “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions. “Permitted Subsidiary Indebtedness” means: (a) Indebtedness of any Subsidiary of the Company under this Agreement or existing on the date hereof and listed on Schedule 3.14 and extensions, renewals and replacements of any such Indebtedness, provided that such extending, renewal or replacement Indebtedness (i) shall not be Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed or replaced, (ii) shall not be in a principal amount that exceeds the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest and redemption premium payable by the terms of such Indebtedness thereon and reasonable refinancing or renewal fees, costs and expenses), (iii) shall not have an earlier maturity date or shorter weighted average life than the Indebtedness being extended, renewed or replaced and (iv) shall be subordinated to the Indebtedness incurred hereunder on terms (if any) at least as favorable to the Lender as the Indebtedness being extended, renewed or replaced; (b) Indebtedness of any Subsidiary of the Company incurred in the ordinary course of business in connection with any Capital Markets Product that are not entered into for speculative purposes; (c) Indebtedness owed by Subsidiaries of the Company to the Company or any of its Subsidiaries; (d) Indebtedness of any Subsidiary of the Company incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed by any Subsidiary of the Company in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the

15 completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (d) shall not exceed $10,000,000 at any time outstanding; (e) Indebtedness of any Subsidiary of the Company in respect of letters of credit issued to reinsurance cedents, or to lessors of real property in lieu of security deposits in connection with leases of any Subsidiary of the Company, in each case in the ordinary course of business; (f) Indebtedness of any Subsidiary of the Company incurred in the ordinary course of business in connection with workers’ compensation claims, self-insurance obligations, unemployment insurance or other forms of governmental insurance or benefits and pursuant to letters of credit or other security arrangements entered into in connection with such insurance or benefit; and (g) Indebtedness of any Loan Party under the Five-Year Secured Letter of Credit Facility or the Five-Year Unsecured Revolving Credit and Letter of Credit Facility; (h) Indebtedness representing installment insurance premiums owing by the Company or any Subsidiary in the ordinary course of business in respect of the liability insurance, casualty insurance or business interruption insurance maintained by the Company or any Subsidiary, in each case in respect of their properties and assets (but excluding, for the avoidance of doubt, any insurance or reinsurance provided or obtained by the Company or any Subsidiary in connection with performing its Insurance Business or managing risk in respect thereof); (i) Acquired Indebtedness of Subsidiaries in an aggregate principal amount not exceeding $250,000,000 at any time outstanding; (j) without duplication, additional Indebtedness of Subsidiaries of the Company not otherwise permitted under clauses (a) through (i) of this definition which, when added to the aggregate amount of all Liens (other than with respect to Indebtedness incurred pursuant to this clause (j)) incurred by the Company pursuant to Section 6.03(w), shall not exceed at any time outstanding 10% of Consolidated Net Worth at the time of incurrence of any new Indebtedness under this clause (j); provided that immediately after giving effect (including pro forma effect) to the incurrence of any Indebtedness pursuant to this clause (j), no Event of Default shall have occurred and be continuing; (k) Indebtedness arising from Guarantees made by any Subsidiary of the Company of the type described in the definition hereof; (l) Indebtedness of any Subsidiary including the Borrower in connection with the Junior Subordinated Deferrable Debentures, including the sale, assignment or transfer of such Indebtedness among Subsidiaries including the Borrower; and (m) Indebtedness of Validus Holdings (UK) plc created in connection with its acquisition of Validus Reinsurance (Switzerland) Ltd. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any pension plan as defined in Section 3(2) of ERISA and subject to Title IV of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Company or any of its Subsidiaries or any of their ERISA Affiliates, and each such plan for the five year period immediately following the latest date on which the Company, any of its

16 Subsidiaries or any of their ERISA Affiliates maintained, contributed to or had an obligation to contribute to such plan. “Policies” means all insurance policies, annuity contracts, guaranteed interest contracts and funding agreements (including riders to any such policies or contracts, certificates issued with respect to group life insurance or annuity contracts and any contracts issued in connection with retirement plans or arrangements) and assumption certificates issued or to be issued (or filed pending current review by applicable Governmental Authorities) by any Regulated Insurance Company and any coinsurance agreements entered into or to be entered into by any Regulated Insurance Company. “Preferred Securities” means any preferred Equity Interests (or capital stock) of any Person that has preferential rights with respect to dividends or redemptions or upon liquidation or dissolution of such Person over shares of common Equity Interests (or capital stock) of any other class of such Person. “Prime Rate” means the rate of interest per annum publicly announced from time to time by the Lender, as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. “Private Act” means separate legislation enacted in Bermuda with the intention that such legislation apply specifically to any Loan Party, in whole or in part. “Protected Cell Company” means a Subsidiary that has created segregated accounts pursuant to the provisions of the Segregated Account Companies Act 2000 of Bermuda. “Register” has the meaning provided in Section 10.04(b). “Regulated Insurance Company” means any Subsidiary of the Company, whether now owned or hereafter acquired, that is authorized or admitted to carry on or transact Insurance Business in any jurisdiction (foreign or domestic) and is regulated by any Applicable Insurance Regulatory Authority. “Regulation D” means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements. “Regulation T” means Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements. “Regulation U” means Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements. “Regulation X” means Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements. “Reinsurance Agreement” means any agreement, contract, treaty, certificate or other arrangement whereby any Regulated Insurance Company agrees to transfer, cede or retrocede to another insurer or reinsurer all or part of the liability assumed or assets held by such Regulated Insurance Company under a policy or policies of insurance issued by such Regulated Insurance Company or under a reinsurance agreement assumed by such Regulated Insurance Company.

17 “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates. “Restricted Margin Stock” means Margin Stock owned by the Company or any of its Subsidiaries the value of which (determined as required under clause 2(i) of the definition of “Indirectly Secured” set forth in Regulation U) represents not more than 33% of the aggregate value (determined as required under clause (2)(i) of the definition of “Indirectly Secured” set forth in Regulation U), on a consolidated basis, of the property and assets of the Company and its Subsidiaries (excluding any Margin Stock) that is subject to the provisions of Sections 6.02 and 6.03. “Retrocession Agreement” means any agreement, contract, treaty or other arrangement whereby one or more insurers or reinsurers, as retrocessionaires, assume liabilities of reinsurers under a Reinsurance Agreement or other retrocessionaires under another Retrocession Agreement. “S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any comprehensive Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant and applicable sanctions authority, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) or (b). “Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom or other relevant and applicable sanctions authority. “SAP” means, with respect to any Regulated Insurance Company, the statutory accounting principles and accounting procedures and practices prescribed or permitted by the Applicable Insurance Regulatory Authority of the state or jurisdiction in which such Regulated Insurance Company is domiciled; it being understood and agreed that determinations in accordance with SAP for purposes of Article VII, including defined terms as used therein, are subject (to the extent provided therein) to Section 1.04. “SEC” means the Securities and Exchange Commission or any successor thereto. “Service of Process Agent” means CT Corporation Systems, 111 Eighth Avenue, New York, New York 10011. “Significant Insurance Subsidiary” means a Regulated Insurance Company which is also a Significant Subsidiary. “Significant Subsidiary” means (a) the Borrower (b) Talbot Holdings Ltd. and (c) each other Subsidiary of the Company that either (i) as of the end of the most recently completed fiscal year of

18 the Company for which audited financial statements are available, has assets that exceed 10% of the total consolidated assets of the Company and all of its Subsidiaries as of the last day of such period or (ii) for the most recently completed fiscal year of the Company for which audited financial statements are available, has revenues that exceed 10% of the consolidated revenue of the Company and all of its Subsidiaries for such period; provided that, if at any time the aggregate amount of the total consolidated assets of the Company and all of its Subsidiaries or the consolidated revenue of the Company and all of its Subsidiaries attributable to Subsidiaries that are not Significant Subsidiaries exceeds fifteen percent (15%) of the total consolidated assets of the Company and all of its Subsidiaries as of the end of any such fiscal year or fifteen percent (15%) of the consolidated revenue of the Company and all of its Subsidiaries for any such fiscal quarter, the Company (or, in the event the Company has failed to do so within ten days, the Lender) shall designate sufficient Subsidiaries as “Significant Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Significant Subsidiaries. “Solvent” means, with respect to any Person on a particular date, that on such date (a) the amount of the “present fair saleable value” of each of the business and assets of such Person will, as of such date, exceed the amount of all “liabilities of such Person, contingent or otherwise”, as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of each of the business and assets of such Person is greater than the amount that will be required to be paid on or in respect of the probable “liability” on the existing debts and other “liabilities contingent or otherwise” of such Person, (c) the assets of such Person do not constitute unreasonably small capital for such Person to carry out its business as now conducted and as proposed to be conducted including the capital needs of such Person, taking into account the particular capital requirements of the business conducted by such Person and projected capital requirements and capital availability thereof, (d) such Person does not intend to incur debts beyond their ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Person, and of amounts to be payable on or in respect of debt of such Person) and (e) such Person does not believe that final judgments against such Person in actions for money damages presently pending will be rendered at a time when, or in an amount such that, they will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) and such Person believes that its cash flow, after taking into account all other anticipated uses of the cash of such Person (including the payments on or in respect of debt referred to in paragraph (d) of this definition), will at all times be sufficient to pay all such judgments promptly in accordance with their terms. For purposes of this definition, (i) “debt” means liability on a “claim”, and (ii) “claim” means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Lender is subject for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

19 “Statutory Statements” means, with respect to any Regulated Insurance Company for any fiscal year, the annual or quarterly financial statements of such Regulated Insurance Company as required to be filed with the Insurance Regulatory Authority of its jurisdiction of domicile and in accordance with the laws of such jurisdiction, together with all exhibits, schedules, certificates and actuarial opinions required to be filed or delivered therewith. “Subsidiary” means any subsidiary of the Company. “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. “Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, fees, assessments, fees, assessments, charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Transaction” means the execution, delivery and performance by each Loan Party of this Agreement and the borrowing of Loans by the Borrower and the use of proceeds thereof, in each case, on and after the Effective Date. “Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate. “Unrestricted Margin Stock” means any Margin Stock owned by the Company or any of its Subsidiaries which is not Restricted Margin Stock. “Upfront Fee” means (a) for Commitment Period 1, a fully-earned, non-refundable fee of $50,000 which the Company agrees to pay to the Lender for its own account on or by the Effective Date, and (b) for Commitment Period 2 and Commitment Period 3 the amount, if any, set forth in the applicable Commitment Reinstatement Request. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “Validus Re” means Validus Reinsurance, Ltd., a company organized under the Laws of Bermuda. “Wholly-Owned Subsidiary” of any Person means any subsidiary of such Person to the extent all of the capital stock or other ownership interests in such subsidiary, other than directors’ or nominees’ qualifying shares, is owned directly or indirectly by such Person. SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan” or an “ABR

20 Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing” or an “ABR Borrowing”). SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP or SAP, as the case may be, as in effect from time to time; provided that, if the Company notifies the Lender that the Company requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or SAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or SAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP or SAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with Section 10.02. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein to calculate compliance with Sections 6.10 and 6.11 shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Consolidated Indebtedness or other liabilities of the Company or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Consolidated Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

21 ARTICLE II Loans SECTION 2.01. Loans. Subject to and upon the terms and conditions herein set forth, the Lender agrees, at any time and from time to time during any Commitment Period, to make a loan or loans (each, a “Loan” and, collectively, the “Loans”) to the Borrower, which Loans (i) may be made and maintained only in Dollars; (ii) may be repaid and reborrowed in accordance with the provisions hereof; (iii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or Eurodollar Loans, provided that all Loans made as part of the same Borrowing shall, unless otherwise specified herein, consist of Loans of the same Type; and (iv) shall not be made (and shall not be required to be made) by the Lender if the making of same would cause the aggregate Loans (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to repay any amounts theretofore outstanding pursuant to this Agreement) to exceed the Commitment as then in effect. SECTION 2.02. Loans and Borrowings. (a) Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. (b) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate principal amount of not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided that a Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Commitment. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of ten Eurodollar Borrowings outstanding. (c) Notwithstanding any other provision of this Agreement, Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable Commitment Expiration Date. SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Lender of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by delivery or facsimile or electronic mail to the Lender of a Borrowing Request in the form of Exhibit A or such other form reasonably acceptable to the Lender appropriately completed and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02: (i) the aggregate principal amount of the requested Borrowing; (ii) the date of such Borrowing, which shall be a Business Day; (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

22 (v) the location and number of the Borrower’s account to which funds are to be disbursed. If no election as to the Type of Borrowing of Loans is specified, then such Borrowing of Loans shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. SECTION 2.04. Funding of Borrowings. The Lender shall make each Loan available to the Borrower by wire transfer of immediately available funds not later than 1:00 p.m., New York City time, to the account of the Borrower designated by it in the applicable Borrowing Request. SECTION 2.05. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitment shall terminate on the applicable Commitment Expiration Date. (b) The Company may, without premium or penalty (but subject to break funding payments required by Section 2.15), at any time terminate, or from time to time reduce, the Commitment; provided that each reduction of the Commitment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. (c) The Company shall notify the Lender of any election to terminate or reduce the Commitment under paragraph (b) of this Section 2.05 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Company pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitment may state that such notice is conditioned upon the effectiveness of other credit facilities or other alternative financing or other transactions specified therein, in which case such notice may be revoked without penalty prior to the specified time if such condition is not satisfied (each such notice a “Conditional Termination Notice”). Any termination or reduction of the Commitment shall be permanent. SECTION 2.06. Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.06. Subject to the other provisions of this Section 2.06, the Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be considered a separate Borrowing. (b) To make an election pursuant to this Section (an “Interest Election Request”), the Borrower shall notify the Lender of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by delivery or facsimile or electronic mail to the Lender of an Interest Election Request in the form of Exhibit C, or such other form reasonably acceptable to the Lender, and signed by the Borrower. (c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

23 (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term Interest Period. If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Company shall be deemed to have selected an Interest Period of one month’s duration. (d) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding anything to the contrary contained in this Agreement, if an Event of Default is in existence, then, so long as an Event of Default is in existence (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto. SECTION 2.07. Voluntary Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, except as provided in Section 2.15, subject to prior notice in accordance with paragraph (b) of this Section. (b) The Borrower shall notify the Lender by telephone (confirmed by facsimile or electronic mail) of any prepayment by the Borrower hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Borrowing or Borrowings which are to be prepaid and the principal amount of each Borrowing or portion thereof to be prepaid. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10. SECTION 2.08. Mandatory Prepayments. (a) If on any date the aggregate Loans exceed the Commitment as then in effect, the Borrower shall prepay on such date the principal amount of outstanding Loans in amount equal to the lesser of (x) the amount of any such excess and (y) the principal amount of all outstanding Loans at such time.

24 (b) If the Five-Year Unsecured Revolving Credit and Letter of Credit Facility is terminated at any time, the Borrower shall prepay the principal amount of all outstanding Loans plus accrued but unpaid Interest at such time and the Commitments hereunder shall be automatically terminated. SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of all Loans on the Commitment Expiration Date then in effect for the applicable Commitment Period. (b) The Lender shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to the Lender hereunder and (iii) the amount of any sum received by the Lender hereunder. (c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. (d) The Lender may request by written notice to the Borrower that Loans made by the Lender be evidenced by a promissory note (which may be executed by facsimile). In such event, the Borrower shall prepare, execute and deliver to the Lender a promissory note payable to the order of the Lender and in the form of Exhibit B or such other form reasonably acceptable to the Lender. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns). SECTION 2.10. Interest. (a) The ABR Loans shall bear interest at the Alternate Base Rate plus the Applicable Rate with respect to ABR Loans. The Eurodollar Loans shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Loan plus the Applicable Rate with respect to Eurodollar Loans. (b) [Intentionally Omitted.] (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.10 or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.10. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and on the Commitment Expiration Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the Commitment Expiration Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and

25 (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. (d) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error. SECTION 2.11. Fees. (a) The Borrower agrees to pay to the Lender a commitment fee (the “Commitment Fee”), which shall accrue at 0.10% on the daily amount of the unutilized Commitment of the Lender during the period from and including the first day of each Commitment Period to but excluding the Commitment Expiration Date for the applicable Commitment Period. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the applicable Commitment Expiration Date, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). (b) The Borrower agrees to pay to the Lender (a) the Upfront Fee relating to Commitment Period 1 on the Effective Date, and (b) the Upfront Fee for Commitment Period 2 and Commitment Period 3 on or prior to the first day of Commitment Period 2 or Commitment Period 3, as the case may be. Each such fee shall be fully-earned on the date paid and non-refundable. (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Lender as set forth above. Fees paid shall not be refundable under any circumstances. SECTION 2.12. Payments Generally. Each Loan Party shall make each payment required to be made by it hereunder (whether of principal, interest, fees or of amounts payable under Section 2.13, 2.16 or otherwise) prior to 12:00 noon (or, in the case of any prepayment or repayment in full of all outstanding Loans, 2:00 p.m.), New York City time, on the date when due, in immediately available funds, without set-off or counterclaim in Dollars. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its offices at 452 Fifth Avenue, New York, New York. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. SECTION 2.13. Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party under any Credit Document shall be made free and clear of and without deduction for any Taxes except as required by applicable law. If any applicable law (as determined in the good faith discretion of the applicable withholding agent) requires the withholding or deduction of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax or Other Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (ii) the applicable withholding agent shall make such withholding or deductions and (iii) the applicable withholding agent

26 shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable law. (a) In addition, the applicable Loan Party shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law. (b) Each Loan Party severally (and not jointly) agrees to indemnify the Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or payable by such recipient and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability (with reasonable detail) delivered to any Loan Party by the Lender shall be conclusive absent manifest error. (c) As soon as reasonably practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender. (d) Without limiting the generality of the foregoing, and to the extent not previously delivered pursuant the Five Year Unsecured Revolving Credit and Letter of Credit Facility, the Lender shall deliver to such Loan Party executed originals of IRS Form W-9 certifying that the Lender is exempt from U.S. federal backup withholding tax. (e) If the Lender determines, in its sole discretion exercised in good faith, that it is entitled to claim or receive a refund from a Governmental Authority in respect of Indemnified Taxes or Other Taxes paid by any Loan Party pursuant to this Section 2.13, the Lender shall promptly notify such Loan Party of the availability of such refund claim and, if the Lender determines, in its sole discretion exercised in good faith, that making a claim for refund will not have an adverse effect on its Taxes or business operations, shall, within 60 days after receipt of a request by such Loan Party and at the Company’s expense, make a claim to such Governmental Authority for such refund. If the Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.13 with respect to the Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of the Lender incurred in obtaining such refund and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.13(e) in no event will the Lender be required to pay any amount to an indemnifying party pursuant to this Section 2.13(e) the payment of which would place the Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to such Loan Party or any other Person.

27 (f) [Reserved]. (g) If a payment made to the Lender under this Agreement or any Credit Document would be subject to U.S. Federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the applicable Loan Party at the time or times prescribed by law and at such time or times reasonably requested by the Loan Party such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Loan Party as may be necessary for the Loan Party to comply with their obligations under FATCA and to determine that the Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.13(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (h) For purposes of this Section 2.13, the term “applicable law” includes FATCA. SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing the Lender reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, then the Lender shall give notice thereof to the Company by telephone (followed by written or facsimile notice) or facsimile or in writing as promptly as practicable thereafter and, until the Lender notifies the Company that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted. SECTION 2.15. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of a mandatory prepayment under Section 2.08 or the occurrence of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by any Loan Party pursuant to Section 2.17, then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of the Lender setting forth in reasonable detail any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

28 SECTION 2.16. Increased Costs. If a Change in Law shall (i) impose, modify or make applicable any reserve, deposit, capital adequacy, liquidity or similar requirement (including any insurance charge or other assessment) against credit extended by, such Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate), or (ii) impose on such Lender or the London interbank market any other conditions directly or indirectly affecting this Agreement, any Loans made by such Lender, or (iii) subject the Lender to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (C) Connection Income Taxes, and (D) Other Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; and the result of any of the foregoing is to (A) increase the cost to the Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), (B) reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) or (C) reduce the rate of return on its capital with respect to the Loans to a level below that which such Lender would have achieved but for such Change in Law (and taking into consideration such Lender’s policies with respect to capital adequacy and liquidity (or those of its holding company), as generally applied), then, upon written demand to the applicable Loan Party by the Lender such Loan Party shall pay to such Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduction. A certificate submitted to the applicable Loan Party by the Lender (with a copy to the Administrative Agent), setting forth (i) the basis, in reasonable detail, for the determination of such additional amount or amounts necessary to compensate the Lender as aforesaid and (ii) the basis, in reasonable detail, for the computation of such amount or amounts, which shall be consistently applied shall be final and conclusive and binding on the applicable Loan Party absent manifest error, although the failure to deliver any such certificate shall not release or diminish such Loan Party’s obligations to pay additional amounts pursuant to this Section 2.16 upon subsequent receipt of such certificate. Notwithstanding the foregoing, no Loan Party shall be required to compensate the Lender pursuant to this Section 2.16 for any increased costs or reductions incurred more than 180 days prior to the date that the Lender notifies the Loan Party of the applicable Change in Law; provided that if the Change in Law giving rise to such increased costs or reductions is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. SECTION 2.17. Mitigation Obligations. If the Lender requests compensation pursuant to Section 2.16, or if any Loan Party is required to pay any additional amount to the Lender or any Governmental Authority for the account of the Lender pursuant to Section 2.13 or 2.16, then the Lender shall use reasonable efforts to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of the Lender, such assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.16, as the case may be, in the future and (ii) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to the Lender. Each Loan Party hereby jointly and severally agrees to pay all reasonable costs and expenses incurred by the Lender in connection with any such assignment. ARTICLE III Representations and Warranties Each Loan Party, in each case, on behalf of itself and its respective Subsidiaries represents and warrants to the Lender that: SECTION 3.01. Corporate Status. Each Loan Party and each Significant Subsidiary of the Company (i) is a duly organized and validly existing corporation or business trust or other entity in good standing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact the business in which it

29 is engaged and presently proposes to engage, and (ii) has been duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except, in the case of this clause (ii), where the failure to be so qualified, authorized or in good standing, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 3.02. Corporate Power and Authority. Each Loan Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. Each Loan Party has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law. SECTION 3.03. No Contravention of Agreements or Organizational Documents. Neither the execution, delivery and performance by any Loan Party of this Agreement nor compliance with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries, except to the extent that, in the case of each of the immediately preceding clauses (i) and (ii), would reasonably be expected to have a Material Adverse Effect. SECTION 3.04. Litigation and Environmental Matters. There are no actions, suits or proceedings pending or, to the best knowledge of the Company or any of its Significant Subsidiaries, threatened involving the Company or any of its Subsidiaries (including with respect to this Agreement) that, either individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect. Except for any matters that, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability. SECTION 3.05. Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be utilized for the general corporate (including acquisitions) and working capital purposes of the Borrower (which, for the avoidance of doubt, includes making payments and/or reimbursements with respect to the Five-Year Secured Letter of Credit Facility and/or the Five-Year Unsecured Revolving Credit and Letter of Credit Facility); (b) Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X and, to the extent such use entails a violation of the provisions of Regulations T, U or X, no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

30 SECTION 3.06. Approvals. Any (a) order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, which is required to authorize or is required or (b) third party approval, permit or license required to be obtained, in each case in connection with (i) the Transaction or (ii) the legality, validity, binding effect or enforceability of this Agreement, has been obtained and is in full force and effect. SECTION 3.07. Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. SECTION 3.08. True and Complete Disclosure; Projections and Assumptions. All factual information (taken as a whole) heretofore or contemporaneously furnished by the Company or any of its Subsidiaries to the Lender (including all information contained in this Agreement) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other factual information (taken as a whole with all other such information theretofore or contemporaneously furnished) hereafter furnished by any such Persons to the Lender will be, true and accurate in all material respects on the date as of which such information is dated and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole with all other such information theretofore or contemporaneously furnished) not materially misleading at such time in light of the circumstances under which such information was provided; provided that with respect to projections, the Company or the applicable Loan Party represents only that the projections contained in such materials are based on good faith estimates and assumptions believed by the Company to be reasonable and attainable at the time made, it being recognized by the Lender that such projections as to future events are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Company’s control and that actual results during the period or periods covered by any such projections may materially differ from the projected results. SECTION 3.09. Financial Condition. (a) The Company has heretofore furnished to the Lender its consolidated balance sheet and consolidated statements of operations and comprehensive income (loss), shareholders’ equity and cash flows (i) as of and for the fiscal year ended December 31, 2016 reported on by PricewaterhouseCoopers LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2017 certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Company and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. (b) Since December 31, 2016, nothing has occurred, either individually or in the aggregate, which has resulted in, or would reasonably be expected to result in, any material adverse condition or any material adverse change in or affecting (i) the business, operations, assets, liabilities or financial condition of the Company and its Subsidiaries, taken as a whole, or (ii) the rights and remedies of the Lender or the ability of the Company and each other Loan Party, taken as a whole, to perform their respective obligations to the Lender under this Agreement. SECTION 3.10. Tax Returns and Payments. Except where the failure to do so would not reasonably be expected, individually or in aggregate, to have a Material Adverse Effect, the Company and its Subsidiaries (i) have timely filed or caused to be timely filed with the appropriate taxing authority (taking into account any applicable extension within which to file) all income and other tax returns (including any statements, forms and reports), domestic and foreign, required to be filed by the Company or any of its Subsidiaries, and (ii) have timely paid, collected or remitted or caused to have timely paid,

31 collected or remitted all taxes payable by them which have become due and assessments which have become due, except for those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP. To the best knowledge of the Company and its Subsidiaries, there is no action, suit, proceeding, investigation, audit or claim now pending, or proposed or threatened in writing, by any taxing authority regarding any income taxes or any other taxes relating to the Company or any of its Subsidiaries, which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. To the best knowledge of the Company and its Subsidiaries, no tax Liens have been filed and no claims are pending, or proposed or threatened in writing, with respect to any taxes, fees or other charges for any taxable period, except for Liens permitted under Section 6.03 and claims which, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 3.11. Compliance with ERISA. (i) Except as, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, the Company and its Subsidiaries and their ERISA Affiliates (i) have fulfilled their respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance with the applicable provisions of ERISA and the Code, and (ii) have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than PBGC premiums and employer contributions due but not delinquent in the ordinary course of business). (b) Except as, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect, (i) each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (iii) neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan that is required to be funded, determined as of the end of the Company’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities. SECTION 3.12. Subsidiaries. (a) Set forth on Schedule 3.12 is a complete and correct list of all of the Subsidiaries of the Company as of the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding direct ownership interests in such Subsidiary, (iii) the percentage ownership of such Subsidiary represented by such ownership interests and (iv) specifying if such Subsidiary is a Significant Subsidiary. Except as disclosed on Schedule 3.12, as of the Effective Date, each of the Company and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it on Schedule 3.12. (b) As of the Effective Date, there are no restrictions on the Company or any of its Significant Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Company to the Company, other than (i) prohibitions or restrictions existing under or by reason of this Agreement, (ii) prohibitions or restrictions existing under or by reason of Legal Requirements, (iii) prohibitions and restrictions permitted by Section 6.12 and (iv) other prohibitions or restrictions which, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 3.13. Capitalization. As of the Effective Date, none of the Company’s Significant Subsidiaries has outstanding any securities convertible into or exchangeable for its capital

32 stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except for options, warrants and grants outstanding in the aggregate amounts set forth on Schedule 3.13. SECTION 3.14. Indebtedness. The Company and its Significant Subsidiaries do not have any Indebtedness for borrowed money on the Effective Date other than the Indebtedness listed on Schedule 3.14 or set forth on the balance sheet referred to in Section 3.09(a). SECTION 3.15. Compliance with Statutes and Agreements. (a) The Company and each of its Significant Subsidiaries is in compliance with all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, and has filed or otherwise provided all material reports, data, registrations, filings, applications and other information required to be filed with or otherwise provided to, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws), except where (i) the failure to comply or file or otherwise provide, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect or (ii) such statutes, regulations, rules and orders are being contested in good faith by appropriate proceedings diligently conducted. All required regulatory approvals are in full force and effect on the date hereof, except where the failure of such approvals to be in full force and effect, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. (b) The Company and each of its Significant Subsidiaries is in compliance with all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 3.16. Insurance Licenses. There is (i) no Insurance License that is the subject of a proceeding for suspension, revocation or limitation or any similar proceedings, (ii) no sustainable basis for such a suspension, revocation or limitation, and (iii) no such suspension, revocation or limitation threatened by any Applicable Insurance Regulatory Authority, that, in each instance under (i), (ii) and (iii) above and either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. SECTION 3.17. Insurance Business. All insurance policies issued by any Significant Insurance Subsidiary are, to the extent required under applicable law, on forms approved by the insurance regulatory authorities of the jurisdiction where issued or have been filed with and not objected to by such authorities within the period provided for objection, except for those forms with respect to which a failure to obtain such approval or make such a filing without it being objected to, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 3.18. Properties; Liens; and Insurance. (a) The Company and its Significant Subsidiaries have good title to, or valid leasehold interests in, all real and personal property material to the businesses of the Company and its Significant Subsidiaries, taken as a whole. There exists no Lien (including any Lien arising out of any attachment, judgment or execution) of any kind, on, in or with respect to any of the property of the Company or any of its Significant Subsidiaries, in each case except as expressly permitted by Section 6.03. (b) The Company and its Significant Subsidiaries own, or are licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to the businesses of the Company and its Significant Subsidiaries, taken as a whole, and the use thereof by the Company or

33 such Significant Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, either individually or in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. (c) As of the Effective Date, all premiums in respect of each material insurance policy maintained by the Company and its Significant Subsidiaries have been paid. The Company and each other Loan Party believes that the insurance maintained by or on behalf of the Company and its Significant Subsidiaries is in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses. SECTION 3.19. Solvency. On the Effective Date and upon the occurrence of each Credit Event, both before and after giving effect thereto, the Company and its Subsidiaries, taken as a whole, are Solvent. SECTION 3.20. Anti-Corruption Laws and Sanctions. The Company has implemented and maintains in effect policies and procedures reasonably designed to promote compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and the Company, its Subsidiaries and to the knowledge of the Company, their respective officers, directors and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and, in the case of any Loan Party is not knowingly engaged in any activity that could reasonably be expected to result in such Loan Party being designated as a Sanctioned Person. None of (a) the Company, any Subsidiary or to the knowledge of the Company or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Company, any agent of the Company or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions. ARTICLE IV Conditions SECTION 4.01. Commitment Period 1. The obligations of the Lender to make Loans during Commitment Period 1 in accordance with the terms hereof shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied (or waived in accordance with Section 10.02): (a) On or prior to the Effective Date, (i) each Loan Party and the Lender shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Lender in accordance with Section 10.01(a); and (ii) there shall have been delivered to the Lender, if requested pursuant to Section 2.09(e), the appropriate promissory note, executed by the Borrower, in the amount, maturity and as otherwise provided herein. (b) On the Effective Date, the Lender shall have received (i) an opinion, in form and substance reasonably satisfactory to the Lender, addressed to the Lender and dated the Effective Date, from Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel to the Loan Parties and (ii) an opinion, in form and substance reasonably satisfactory to the Lender, addressed to the Lender and dated the Effective Date, from Appleby (Bermuda) Limited, special Bermuda counsel to the Loan Parties.

34 (c) (i) On the Effective Date, the Lender shall have received, from each Loan Party, a certificate, dated the Effective Date, signed by an Authorized Officer of such Loan Party, and attested to by the Secretary or any Assistant Secretary of such Loan Party, in the form of Exhibit D hereto with appropriate insertions and deletions, together with (x) copies of its certificate of incorporation, by-laws or other organizational documents and (y) the resolutions of the board of directors of such Loan Party relating to this Agreement which shall be satisfactory to the Lender; (ii) On or prior to the Effective Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all certificates, documents and papers, including certificates of existence or good standing certificates, as applicable, and any other records of corporate proceedings and governmental approvals, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. (d) The Lender shall have received evidence reasonably satisfactory to it that since December 31, 2016, nothing shall have occurred or become known to the Lender which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. (e) The Lender shall have received evidence reasonably satisfactory to it that on the Effective Date, no actions, suits or proceedings by any entity (private or governmental) shall be pending against the Company or any of its Significant Subsidiaries (i) with respect to this Agreement or the Transaction or (ii) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect. (f) The Lender shall have received evidence reasonably satisfactory to it that on the Effective Date, all governmental and third party approvals, permits and licenses required to be obtained in connection with the Transaction on or prior to the Effective Date shall have been obtained and remain in full force and effect. (g) The Lender shall have received evidence reasonably satisfactory to it that on the Effective Date, the Company and its Significant Subsidiaries shall have no outstanding preferred stock or Hybrid Capital or Indebtedness for borrowed money except preferred stock or Hybrid Capital or Indebtedness set forth on Schedule 3.14 or set forth on the balance sheet referred to in Section 3.09(a). (h) The Lender shall have received evidence reasonably satisfactory to it that on the Effective Date, there shall exist no Default or Event of Default, and all representations and warranties made by each Loan Party contained herein shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date). (i) The Lender shall have received evidence reasonably satisfactory to it that on the Effective Date, each Significant Insurance Subsidiary (other than Talbot 2002 Underwriting Capital Ltd., AlphaCat Reinsurance Ltd. and Validus Holdings (UK) Plc shall have an A.M. Best financial strength rating of at least “A-”. (j) On the Effective Date, the Company shall have paid the Lender all fees, including the Upfront Fee, reasonable out-of-pocket expenses (including legal fees and expenses) and

35 other compensation, in each case, to the extent invoiced and due and payable on or prior to the Effective Date. (k) On the Effective Date, the Lender shall have received a letter from the Service of Process Agent, presently located at 111 Eighth Avenue, New York, New York, 10011, indicating its consent to its appointment by Loan Party as their agent to receive service of process as specified in this Agreement is in full force and effect and applies to this Agreement in all respects. The Lender shall notify the Loan Parties of the Effective Date, and such notice shall be conclusive and binding. SECTION 4.02. Commitment Period 2. The obligation of the Lender to make Loans during Commitment Period 2 in accordance with the terms hereof shall not become effective until the date on which each of the following conditions are satisfied: (a) The obligation of the Lender to make Loans during Commitment Period 1 shall have permanently terminated, along with all Loans and other amounts arising under or in connection with Commitment Period 1 other than contingent indemnification obligations for which no claim has been made. (b) At least 60 days prior to July 1, 2018, the Borrower and Guarantor shall request that the Lender reinstate the commitments under the Agreement for Commitment Period 2, by providing a Commitment Reinstatement Request in the form of Exhibit E. (c) Within 30 days after receipt of such request by the Lender, the Lender, in its sole discretion, shall have consented to such request by countersigning the Commitment Reinstatement Request and delivering a copy thereof to the Borrower and Guarantor. (d) Any amounts required to be paid by the Borrower pursuant to any Commitment Reinstatement Request shall have been paid to the Lender. (e) The Lender shall have received (i) an opinion, in form and substance reasonably satisfactory to the Lender, addressed to the Lender, from special New York counsel to the Loan Parties and (ii) an opinion, in form and substance reasonably satisfactory to the Lender, addressed to the Lender, from special Bermuda counsel to the Loan Parties. SECTION 4.03. Commitment Period 3. The obligation of the Lender to make Loans during Commitment Period 3 in accordance with the terms hereof shall not become effective until the date on which each of the following conditions are satisfied: (a) The obligation of the Lender to make Loans during Commitment Period 2 shall have permanently terminated, along with all Loans and other amounts arising under or in connection with Commencement Period 2 other than contingent indemnification obligations for which no claim has been made. (b) At least 60 days prior to July 1, 2019, the Borrower and Guarantor shall request that the Lender reinstate the commitments under the Agreement for Commitment Period 3, by providing a Commitment Reinstatement Request in the form of Exhibit E.

36 (c) Within 30 days after receipt of such request by the Lender, the Lender, in its sole discretion, shall have consented to such request by countersigning the Commitment Reinstatement Request and delivering a copy thereof to the Borrower and Guarantor. (d) Any amounts required to be paid by the Borrower pursuant to any Commitment Reinstatement Request shall have been paid to the Lender. (e) The Lender shall have received (i) an opinion, in form and substance reasonably satisfactory to the Lender, addressed to the Lender, from special New York counsel to the Loan Parties and (ii) an opinion, in form and substance reasonably satisfactory to the Lender, addressed to the Lender, from special Bermuda counsel to the Loan Parties. SECTION 4.04. Each Borrowing. The obligation of the Lender to make each Loan is subject, at the time of, and after giving effect to, each such Credit Event, to the satisfaction of the following conditions: (a) The Effective Date shall have occurred, and a Commitment Period shall be in effect; (b) (i) There shall exist no Default or Event of Default and (ii) all representations and warranties (excluding those set forth in Section 3.09(b)) contained herein shall be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects) with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and (c) The Lender shall have received a Borrowing Request meeting the requirements of Section 2.03 with respect to each incurrence of Loans. Each occurrence of a Credit Event shall be deemed to constitute a representation and warranty by the Borrower and the Company on the date thereof as to the matters specified in paragraph (b) of this Section 4.04. ARTICLE V Affirmative Covenants Until the Agreement Termination Date each Loan Party covenants and agrees with the Lender that: SECTION 5.01. Information Covenants. The Company will furnish to the Lender: (a) Annual Financial Statements. (i) As soon as available and in any event within 90 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and accompanied by a report thereon of PricewaterhouseCoopers LLP or another independent registered public accounting firm of recognized national standing selected by

37 the Company (without a “going concern” or like qualification and without any qualification or exception as to the scope of such audit), which report shall state that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and their consolidated results of operations and cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards. The Company shall be deemed to have delivered the same to the Lender if the Company files the same with the SEC via EDGAR and notifies the Lender of such filing. (ii) As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such fiscal year, setting forth in comparative form the consolidated figures for the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Borrower as presenting fairly in all material respects, in accordance with GAAP, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure. The Company shall be deemed to have delivered the same to the Lender if the Company files the same with the SEC via EDGAR and notifies the Lender of such filing. (b) Quarterly Financial Statements. (i) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company, unaudited consolidated balance sheets of the Company and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Company as presenting fairly in all material respects, in accordance with GAAP, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure. The Company shall be deemed to have delivered the same to the Lender if the Company files the same with the SEC via EDGAR and notifies the Lender of such filing. (ii) As soon as available and in any event within 60 days after the close of each of the first three quarterly accounting periods in each fiscal year of Borrower, unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows of the Borrower and its Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case in comparative form the consolidated figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the chief financial officer of the Borrower as presenting fairly in all material respects, in accordance with GAAP, the information contained therein, subject to changes resulting from normal year-end audit adjustments and the absence of full footnote disclosure. The Company shall be deemed to have delivered the same to the Lender if the Company files the same with the SEC via EDGAR and notifies the Lender of such filing.

38 (c) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 5.01(a) and 5.01(b), a certificate of a Financial Officer of the Company (i) certifying that no Default or Event of Default has occurred or, if any Default or Event of Default has occurred, specifying the nature and extent thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with the provisions of Sections 6.10 and 6.11, as at the end of such fiscal year or quarter, as the case may be, (iii) certifying that the Regulated Insurance Companies have maintained adequate reserves and (iv) stating whether any change in GAAP or in the application thereof has occurred since December 31, 2016 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate. (d) Notice of Default or Litigation. (x) Promptly after an Authorized Officer becomes aware of the occurrence of any Default and/or any event or condition constituting, or which would reasonably be expected to have, a Material Adverse Effect, a certificate of an Authorized Officer of the Company setting forth the details thereof and the actions which the Company is taking or proposes to take with respect thereto and (y) promptly after the Company knows of the commencement thereof, notice of any litigation, dispute or proceeding involving a claim against the Company and/or any Subsidiary which claim has had, or would reasonably be expected to have, a Material Adverse Effect. (e) Other Statements and Reports. Promptly upon the mailing thereof to the security holders of the Company generally, copies of all financial statements, reports, proxy statements and other documents so mailed, in each case setting forth any information that is material to the Company and its Subsidiaries, taken as whole, as reasonably determined by the board of directors of the Company, a duly authorized committee thereof or an Authorized Officer of the Company; provided that the Company will not be required to provide any information relating to any business transaction that has not otherwise been publicly disclosed to the extent that the Company determines that disclosure of such information to the Lender would either violate the terms of any confidentiality agreement, arrangement or understanding with a third party or otherwise jeopardize the success of such business transaction. (f) SEC Filings. Promptly upon the filing thereof, copies of (or, to the extent same is publicly available via the SEC’s “EDGAR” filing system, written or electronic notification of the filing of) all publicly available registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual or quarterly reports which the Company shall have filed with the SEC or any national securities exchange. (g) Insurance Reports and Filings. (i) Promptly after the filing thereof, a copy of each annual Statutory Statement filed by each Significant Insurance Subsidiary to the extent required by the Applicable Insurance Regulatory Authority. (ii) Promptly following the delivery or receipt, as the case may be, by any Significant Insurance Subsidiary or any of their respective Subsidiaries, copies of (a) each registration, filing or submission made by or on behalf of any Regulated Insurance Company with any Applicable Insurance Regulatory Authority, except for policy form or rate filings, (b) each examination and/or audit report submitted to any Regulated Insurance Company by any Applicable Insurance Regulatory Authority, (c) all information which the Lender may from time to time request with respect to the nature or status of any deficiencies or violations reflected in any examination report or other similar report, and (d) each report, order, direction, instruction, approval, authorization, license or other notice which the Company or any Regulated Insurance Company may at

39 any time receive from any Applicable Insurance Regulatory Authority, in each of (a) through (d), that is material to the Company and its Subsidiaries, taken as a whole, as reasonably determined by the board of directors of the Company, a duly authorized committee thereof or an Authorized Officer of the Company. (iii) Promptly after filed with the Applicable Insurance Regulatory Authority after the end of each fiscal year of the Company, a report by an independent qualified actuary reviewing the adequacy of loss and loss adjustment expense reserves as at the end of the last fiscal year of the Company and its Subsidiaries on a consolidated basis, determined in accordance with SAP; provided that the delivery of each such report shall be subject to the consent of the applicable independent actuarial consulting firm, which the Company shall use commercially reasonable efforts to obtain. (iv) Promptly following notification thereof from a Governmental Authority, notification of the suspension, limitation, termination or non-renewal of, or the taking of any other materially adverse action in respect of, any material Insurance License. (h) Other Information. With reasonable promptness, such other information or existing documents (financial or otherwise) as the Lender may reasonably request from time to time (including, without limitation, information specifying Insurance Licenses and other information related thereto). SECTION 5.02. Books, Records and Inspections. The Company will (i) keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP or SAP, as applicable, shall be made of all material financial dealings and material transactions in relation to its business and activities; and (ii) subject to binding contractual confidentiality obligations of the Company or its Subsidiaries to third parties and to Section 10.12, permit, and will cause each of its Subsidiaries to permit, representatives of the Lender (at Lender’s expense prior to the occurrence of an Event of Default and at the Company’s expense (to the extent invoiced and reasonable) after an Event of Default has occurred and is continuing) to visit and inspect any of their respective properties, to examine their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, in each case at such reasonable times (which shall be, unless an Event of Default has occurred and is continuing, during business hours, upon reasonable prior notice to the Lender, which notice shall be promptly conveyed to the Company) and as often as may reasonably be desired; provided that, unless a Default or Event of Default has occurred and is continuing, such visits and inspections shall not occur more than once in any calendar year. The Company agrees to cooperate and assist in such visits and inspections. With respect to any such discussions with the Company’s independent public accountants, the Company shall be granted the opportunity to participate therein. SECTION 5.03. Insurance. The Company will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Company or in the Subsidiary’s own name) with financially sound and reputable insurance companies, insurance on their property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar businesses. SECTION 5.04. Payment of Taxes and other Obligations. The Company will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, (i) all income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it and (ii) all other material lawful claims, in each case, on a timely basis prior to the date on which penalties attach thereto; provided that neither the Company nor

40 any Subsidiary of the Company shall be required to pay any such tax, assessment, charge, levy or claim (i) for which a failure to pay has not had, and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP. SECTION 5.05. Maintenance of Existence; Conduct of Business. The Company shall maintain, and shall cause each of its Significant Subsidiaries to maintain, (i) its existence and (ii) the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business (unless, in the case of this clause (ii), the failure to do so has not had, and would not reasonably be expected to have, a Material Adverse Effect), provided that the Company shall not be required to maintain the existence of any of its Significant Subsidiaries or any such rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names (a) if the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Significant Subsidiaries, taken as a whole or (b) in connection with a Disposition or other transaction permitted by Section 6.02. The Company will qualify and remain qualified, and cause each of its Significant Subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction where the Company or such Significant Subsidiary, as the case may be, is required to be qualified, except in those jurisdictions in which the failure to receive or retain such qualifications, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 5.06. Compliance with Statutes, etc. The Company will, and will cause each Significant Subsidiary to, comply in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) other than those (i) the non-compliance with which, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect and (ii) that are being contested in good faith by appropriate proceedings diligently conducted. The Company will maintain in effect and enforce policies and procedures reasonably designed to promote compliance in all material respects by the Company, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions. SECTION 5.07. ERISA. Promptly after the occurrence of any of the events or conditions specified below with respect to any Plan or Multiemployer Plan or Foreign Pension Plan, the Company will furnish to the Lender a certificate of an Authorized Officer of the Company setting forth details respecting such event or condition and the action if any, that the Company, the applicable Subsidiary or the applicable ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC or an applicable foreign governmental agency by the Company, such Subsidiary or such ERISA Affiliate with respect to such event or condition): (i) any reportable event, as defined in subsections (c)(1), (2), (5) and (6), and subsection (d)(2) of Section 4043 of ERISA and the regulations issued thereunder, with respect to a Plan, other than an event as to which the PBGC has, by regulation, waived the requirement under Section 4043(a) of ERISA that it be notified of such event; (ii) the filing under Section 4041(c) of ERISA of a notice of intent to terminate any Plan under a distress termination or the distress termination of any Plan;

41 (iii) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company, any of its Subsidiaries or any of its ERISA Affiliates of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan which would reasonably be expected to result in a liability to the Company or any of its Subsidiaries in excess of $25,000,000; (iv) the receipt by the Company, any of its Subsidiaries or any of its ERISA Affiliates of notice from a Multiemployer Plan that the Company, any of its Subsidiaries or any of its ERISA Affiliates has incurred withdrawal liability under Section 4201 of ERISA in excess of $25,000,000 or that such Multiemployer Plan is insolvent pursuant to Section 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA whereby a deficiency or additional assessment is levied or threatened to be levied in excess of $25,000,000 against the Company, any of its Subsidiaries or any of its ERISA Affiliates; (v) the institution of a proceeding by a fiduciary of any Plan or Multiemployer Plan against the Company, any of its Subsidiaries or any of its ERISA Affiliates to enforce Section 515 or 4219(c)(5) of ERISA asserting liability in excess of $25,000,000, which proceeding is not dismissed within 30 days; and (vi) that any contribution in excess of $25,000,000 required to be made with respect to a Foreign Pension Plan has not been timely made, or that the Company or any Subsidiary of the Company may incur any liability in excess of $25,000,000 pursuant to any Foreign Pension Plan (other than to make contributions in the ordinary course of business). SECTION 5.08. Maintenance of Property. The Company shall, and will cause each of its Significant Subsidiaries to, maintain all of their properties and assets necessary in the operation of its business in good condition, repair and working order, ordinary wear and tear excepted, except where failure to maintain the same, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 5.09. Maintenance of Licenses and Permits. The Company will, and will cause each of its Significant Subsidiaries to, maintain all permits, licenses and consents as may be required for the conduct of its business by any state, federal or local government agency or instrumentality, except where failure to maintain the same, either individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect. SECTION 5.10. Further Assurances. Each Loan Party shall promptly and duly execute and deliver to the Lender such documents and assurances and take such further action as the Lender may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Agreement and to establish, protect and perfect the rights and remedies created or intended to be created in favor of the Lender pursuant to this Agreement. ARTICLE VI Negative Covenants Until the Agreement Termination Date, each Loan Party covenants and agrees with the Lender that:

42 SECTION 6.01. Changes in Business. The Company will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than (a) businesses in which they are engaged (or proposed to be engaged) as of the Effective Date and reasonable extensions thereof, (b) other specialty insurance and structured risk insurance and reinsurance product lines, and (c) any other businesses that are complementary or reasonably related thereto and the conduct of business incidental thereto. SECTION 6.02. Consolidations, Mergers and Sales of Assets. The Company will not, and will not permit any of its Subsidiaries to, consolidate or merge with or into any other Person, or permit any other Person to merge into or consolidate with it; provided that (i) the Company may merge, consolidate or amalgamate with another Person, if (x) the Company is the entity surviving such merger and (y) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing, (ii) any Subsidiary may merge, consolidate or amalgamate with or into another Person, if (x) such Subsidiary survives (or, in the case of an amalgamation, continues immediately following) such merger, consolidation or amalgamation and (y) immediately after giving effect to such merger, consolidation or amalgamation, no Default or Event of Default shall have occurred and be continuing, (iii) Wholly-Owned Subsidiaries of the Company may merge, consolidate or amalgamate with one another provided that if one of such Subsidiaries is a Loan Party and the other is not, then the Loan Party must be the surviving entity of such merger and (iv) a Subsidiary (other than a Loan Party) of the Company may merge, consolidate or amalgamate with any other Person if immediately after giving effect to such merger no Default or Event of Default shall have occurred and be continuing. In addition, the Company will not, nor will it permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (each, a “Disposition”) (other than Unrestricted Margin Stock), except (a) (1) such dispositions by the Company or any of its Subsidiaries of any of their respective properties or assets to the Company or any Subsidiary of the Company and (2) such dispositions by IPC or any of its Subsidiaries of any of their respective properties or assets to IPC or any of its other Subsidiaries; (b) subject to Section 5.05, the dissolution, liquidation or winding up of any Subsidiary other than a Loan Party; (c) Dispositions of used, worn out, obsolete or surplus property of the Company or any Subsidiary in the ordinary course of business and the assignment, cancellation, abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Company, no longer economically practicable to maintain or useful in the conduct of the business of the Company and the Subsidiaries, taken as a whole; (d) licenses (as licensor) of intellectual property so long as such licenses do not materially interfere with the business of the Company or any of its Subsidiaries, taken as a whole; (e) Dispositions of cash, cash equivalents and investment securities (including pursuant to any securities lending arrangements permitted by clause (u) of Section 6.03 and including in connection with the posting of collateral (or the realization thereof) under the Five-Year Secured Letter of Credit Facility, the IPC Facility or any other secured Indebtedness permitted hereunder); (f) releases, surrenders or waivers of contracts, torts or other claims of any kind as a result of the settlement of any litigation or threatened litigation; (g) the granting or existence of Liens permitted under this Agreement;

43 (h) licenses, sublicenses, leases or subleases of property so long as such licenses, sublicenses, leases or subleases do not materially interfere with the business of the Company and its Subsidiaries, taken as a whole; (i) Dividends permitted under Section 6.08; (j) ceding of insurance or reinsurance in the ordinary course of business; (k) other Dispositions of assets with a fair market value (as reasonably determined by the board of directors or senior management of the Company) which in the aggregate do not exceed 10% of the lesser of the book or fair market value of the property and assets of the Company determined on a consolidated basis as of the last day of the previous fiscal year of the Company; provided that immediately after giving effect (including pro forma effect) to any Disposition made pursuant to this clause (k), no Event of Default under Section 7.03 relating solely to a breach of Section 6.10 or 6.11 shall have occurred and be continuing; (l) dispositions of property as a result of a casualty event involving such property or any disposition of real property to a Governmental Authority as a result of a condemnation of such real property; (m) sales or other Dispositions of non-core assets acquired in an acquisition permitted under this agreement; provided that such sales shall be consummated within 360 days of such acquisition; and (n) any Disposition of property or series of related Dispositions of or in respect of which the fair market value of such property and the consideration payable to the Company or any of its Subsidiaries is equal to or less than $100,000. SECTION 6.03. Liens. Neither the Company nor any of its Subsidiaries will permit, create, assume, incur or suffer to exist any Lien on any asset tangible or intangible (other than Unrestricted Margin Stock) now owned or hereafter acquired by it, except: (a) Liens existing on the Effective Date and listed on Schedule 6.03 hereto; (b) Liens securing repurchase agreements constituting a borrowing of funds by the Company or any Subsidiary in the ordinary course of business for liquidity purposes and in no event for a period exceeding 90 days in each case; (c) Liens arising pursuant to purchase money mortgages, capital leases or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 270 days after the respective purchase) of assets acquired by the Company or any of its Subsidiaries; (d) Liens on any asset of any Person existing at the time such Person is merged, amalgamated or consolidated with or into, or otherwise acquired by, the Company or any of its Subsidiaries or at the time of acquisition of such asset by the Company or any of its Subsidiaries and not created in contemplation of such event; (e) Liens securing obligations owed by the Company to any of its Subsidiaries or owed by any Subsidiary of the Company to the Company or any other Subsidiary of the Company, in each case solely to the extent that such Liens are required by an Applicable Insurance Regulatory Authority for such Person to maintain such obligations;

44 (f) Liens securing insurance or reinsurance obligations of Subsidiaries of the Company owed by any Subsidiary to the Company or any other Subsidiary of the Company, in each case solely to the extent that such Liens are required or requested by rating agencies, regulatory agencies, clients or brokers for such Person to maintain such insurance and reinsurance obligations; (g) Liens on investments and cash balances of any Regulated Insurance Company securing obligations of such Regulated Insurance Company in respect of trust or similar arrangements formed, letters of credit issued or funds withheld balances established, in each case, in the ordinary course of business for the benefit of policyholders or cedents to secure insurance or reinsurance recoverables owed to them by such Regulated Insurance Company; (h) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP; (i) Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business; (j) Licenses, sublicenses, leases, or subleases granted to other Persons not materially interfering with the conduct of the business of the Company or any of its Subsidiaries; (k) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Company or any of its Subsidiaries; (l) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 7.07; (m) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, reinsurance obligations, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of payment for borrowed money); (n) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by the Company or any of its Subsidiaries, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained; (o) Liens arising out of the refinancing, replacement, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by any of the clauses of this Section 6.03, provided that such Indebtedness is not increased (other than with respect to unpaid accrued interest and premium thereon, any committed or undrawn amounts and underwriting discounts, fees, commissions and expenses, associated with such Indebtedness) and is not secured by any additional assets; (p) (i) Liens created pursuant to the Five-Year Secured Letter of Credit Facility (including the security documents thereunder) and (ii) Liens created to cash collateralize a Defaulting

45 Lender’s Letter of Credit Outstandings pursuant to Section 2.26 of the Five-Year Unsecured Revolving Credit and Letter of Credit Facility; (q) Liens in respect of property or assets of any Subsidiary of the Company securing Indebtedness of the type described in clause (e) of the definition of “Permitted Subsidiary Indebtedness”; (r) Liens in respect of property or assets of any Subsidiary of the Company securing Indebtedness of the type described in clause (h) of the definition of “Permitted Subsidiary Indebtedness”; provided that (i) the aggregate amount of such Liens (measured, as to each such Lien permitted under this clause (r), as the greater of the amount secured by such Lien and the fair market value at such time of the assets subject to such Lien) shall not, when added to the aggregate amount of all Liens (measured as set forth in this clause (r) above) incurred pursuant to Section 6.03(w) and the aggregate amount of outstanding unsecured Indebtedness of Subsidiaries incurred pursuant to clause (j) of the definition of “Permitted Subsidiary Indebtedness”, exceed at any time 10% of Consolidated Net Worth at the time of incurrence of any new Liens under this clause (r) and (ii) immediately after giving effect to the incurrence of any Lien pursuant to this Section 6.03(r), no Event of Default shall have occurred and be continuing; (s) Liens on assets received by or of the Company or its Subsidiaries and held in trust in respect of, or deposited or segregated to secure, liabilities assumed in the course of the reinsurance business or under any Insurance Contracts, Reinsurance Agreements, Fronting Arrangements or other indemnity arrangements entered in the ordinary course of business; (t) Liens not securing indebtedness for borrowed money on cash and securities arising in the ordinary course of business in connection with the structured risk insurance and reinsurance product lines of the Company and its Subsidiaries; (u) Liens arising in connection with securities lending arrangements entered into by the Company or any of its Subsidiaries with financial institutions in the ordinary course of business so long as any securities subject to any such securities lending arrangement do not constitute Collateral; (v) Liens on insurance policies and the proceeds thereof securing Indebtedness permitted by clause (h) of the definition of “Permitted Subsidiary Indebtedness”; (w) without duplication of the Liens described in clauses (a) through (v) above and clauses (x) through (dd) below, additional Liens securing obligations of the Company; provided that (i) the aggregate amount of such Liens (measured, as to each such Lien permitted under this clause (w), as the greater of the amount secured by such Lien and the fair market value at such time of the assets subject to such Lien) shall not, when added to the aggregate amount of all Liens (measured as set forth in this clause (w) above) incurred pursuant to Section 6.03(r) and the aggregate amount of outstanding unsecured Indebtedness of Subsidiaries incurred pursuant to clause (j) of the definition of “Permitted Subsidiary Indebtedness”, exceed at any time 10% of Consolidated Net Worth at the time of incurrence of any new Liens under this clause (w) and (ii) immediately after giving effect to the incurrence of any Lien pursuant to this Section 6.03(w), no Event of Default shall have occurred and be continuing; (x) Liens on assets arising in connection with the sale or transfer of such assets in a transaction permitted under Section 6.02 and customary rights and restrictions contained in agreements relating to such sale or transfer pending the completion thereof; (y) Liens arising in the case of any joint venture, any put and call arrangements related to its Equity Interests set forth in its organizational documents or any related joint venture or similar agreement;

46 (z) Liens in respect of any interest or title of a lessor under any lease or sublease entered into by the Company or any Subsidiary in the ordinary course of its business and other statutory and common law landlords’ liens under leases; (aa) Liens arising in connection with any interest or title of a licensor under any license or sublicense entered into by the Company or any Subsidiary as a licensee or sublicensee (A) existing on the date hereof or (B) in the ordinary course of its business; (bb) Liens on earned money deposits of cash or cash equivalents made in connection with any proposed acquisition or other investment not prohibited hereunder; (cc) Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Loan Parties in the ordinary course of business; and (dd) Liens on cash and securities in an aggregate principal amount not in excess of $500,000,000 securing obligations under Capital Markets Products in the ordinary course of business. SECTION 6.04. Indebtedness. (a) The Company will not create, incur, assume or permit to exist any Indebtedness, or become or remain liable (contingent or otherwise) to do any of the foregoing, except for the Indebtedness under this Agreement, the Five-Year Unsecured Revolving Credit and Letter of Credit Facility, or the Five-Year Secured Letter of Credit Facility and other Indebtedness which is either pari passu with, or subordinated in right of payment to, such Indebtedness (it being understood that unsecured Indebtedness is not subordinate to secured Indebtedness solely because it is unsecured, and Indebtedness that is not guaranteed by a particular Person is not deemed to be subordinate to Indebtedness that is so guaranteed solely because it is not so guaranteed). (b) The Company will not permit any of its Subsidiaries to create, incur, assume or permit to exist any Indebtedness, or become or remain liable (contingent or otherwise) to do any of the foregoing, except for Permitted Subsidiary Indebtedness. SECTION 6.05. Use of Proceeds. The Borrower will use the proceeds of the Loan for general corporate purposes. No Loan Party will request any Borrowing, and no Loan Party shall use, and the Company shall procure that its Subsidiaries and its or their respective directors, officers and employees shall not use, the proceeds of any Borrowing (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto. SECTION 6.06. Issuance of Stock. The Company will not permit any of its Subsidiaries to directly or indirectly issue, sell, assign, pledge, or otherwise encumber or dispose of any shares of their preferred or preference equity securities or options to acquire preferred or preference equity securities, except the issuance of preferred or preference equity securities, so long as no part of such preferred or preference equity securities is mandatorily redeemable (whether on a scheduled basis or as a result of the occurrence of any event or circumstance) prior to the date which is six (6) months after the Commitment Expiration Date. For the avoidance of doubt, this Section 6.06 does not relate to the issuance or sale of ordinary or common equity or options relating thereto.

47 SECTION 6.07. Dissolution. The Company shall not suffer or permit dissolution or liquidation either in whole or in part, except through corporate reorganization to the extent permitted by Section 6.02. SECTION 6.08. Restricted Payments. The Company will not declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Company or to sell any Equity Interests therein (each of the foregoing a “Dividend” and, collectively, “Dividends”) provided that this Section 6.08 shall not prohibit Dividends so long as before and after giving effect (including pro forma effect) thereto, no Default or Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, the Company may declare and pay cash dividends or distributions in respect of (i) any trust preferred security, deferrable interest subordinated debt security, mandatory convertible debt or other hybrid security (including Hybrid Capital) that, at the time of issuance thereof or at any time prior to the initial dividend or distribution thereunder, was accorded equity treatment by S&P and/or (ii) any Preferred Security, if, at the time of and after giving pro forma effect to such dividend or distribution, no Event of Default under Sections 7.01, 7.04(a)(i) or 7.05 shall have occurred and be continuing. SECTION 6.09. Transactions with Affiliates. Neither the Company nor any of its Subsidiaries shall enter into or be a party to, a transaction with any Affiliate of the Company or such Subsidiary (which Affiliate is not the Company or a Subsidiary) with a value in excess of $1,000,000, except (i) transactions with Affiliates on terms (x) no less favorable to the Company or such Subsidiary than those that could have been obtained in a comparable transaction on an arm’s length basis from an unrelated Person, as reasonably determined by the board of directors of the Company or a duly authorized committee thereof or (y) approved by a majority of the disinterested members of the board of directors of the Company, (ii) Dividends not prohibited by Section 6.08, (iii) fees and compensation paid to and indemnities provided on behalf of officers and directors of the Company or any of its Subsidiaries as reasonably determined in good faith by the board of directors, the audit committee or senior management of the Company, (iv) the issuance of common stock of the Company, (v) loans and advances to officers and directors made in the ordinary course of business, (vi) transactions among the Loan Parties and their wholly-owned Subsidiaries, (vii) transactions permitted by Sections 6.02 and 6.04, (viii) transactions and payments pursuant to agreements and arrangements disclosed in, or listed as an exhibit to, the Company’s annual report on Form 10−K filed with the SEC on February 23, 2017 or any subsequent other filing with the SEC through the Effective Date or any such agreement or arrangement as thereafter amended, extended or replaced on terms that are, in the aggregate, no less favorable to the Company and its Subsidiaries than the terms of such agreement on the Effective Date, as the case may be, and (ix) the transactions and payments set forth on Schedule 6.09 and amendments thereto that are not materially adverse to the Lender, as reasonably determined by the board of directors of the Company, a duly authorized committee thereof or an Authorized Officer of the Company. SECTION 6.10. Maximum Leverage Ratio. The Company will not permit the Leverage Ratio at any time to be greater than 0.35:1.00. SECTION 6.11. Minimum Consolidated Net Worth. The Company will not permit Consolidated Net Worth at any time to be less than the Minimum Consolidated Net Worth Amount in effect at such time.

48 SECTION 6.12. Limitation on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company or any of its Subsidiaries, or pay any Indebtedness owed to the Company or any of its Subsidiaries, (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable Legal Requirements, including any Applicable Insurance Regulatory Authority, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of the Company or any of its Subsidiaries, (iv) customary provisions restricting assignment of any licensing agreement (in which the Company or any of its Subsidiaries is the licensee) or other contract (including leases) entered into by the Company or any of its Subsidiaries in the ordinary course of business, (v) restrictions on the transfer of any asset pending the close of the sale of such asset, (vi) restrictions on the transfer of any asset as a result of a Lien permitted by Section 6.03, (vii) agreements entered into by a Regulated Insurance Company with an Applicable Insurance Regulatory Authority or ratings agency in the ordinary course of business, (viii) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person, (ix) restrictions on cash or other deposits or net worth imposed by customers under contracts (including Insurance Contracts, Fronting Arrangements and Reinsurance Agreements) entered into in the ordinary course of business, pursuant to an agreement or instrument relating to any Permitted Subsidiary Indebtedness of the type described in clause (d) of the definition thereof if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the Lender than the encumbrances and restrictions contained in this Agreement, (x) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clause (ix) above or clauses (xii) through (xvi) below, provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing, (xi) restrictions placed in accordance with the Segregated Account Companies Act 2000 of Bermuda on the transfer of any asset held, carried or deposited in a segregated account of a Protected Cell Company, (xii) restrictions contained in the Five-Year Secured Letter of Credit Facility and the other “Credit Documents” referred to (and defined) therein, the Five-Year Unsecured Revolving Credit and Letter of Credit Facility and the other “Credit Documents” referred to (and defined) therein, (xiii) agreements and arrangements set forth on Schedule 6.12, (xiv) any instrument governing Acquired Indebtedness, of the Person so acquired, (xv) an agreement or instrument relating to any Permitted Subsidiary Indebtedness so long as the encumbrances and restrictions in such agreement or instrument are customary for such Indebtedness and are no more restrictive, taken as a whole, than the comparable encumbrances and restrictions set forth in the Credit Documents as determined in the good faith judgment of the board of directors of the Company and (xvi) encumbrances or restrictions existing under the IPC Facility or under any other Indebtedness permitted under Section 6.04 so long as such encumbrances and restrictions are customary for such Indebtedness and are no more restrictive, taken as a whole, than the comparable encumbrances and restrictions set forth in this Agreement as determined in the good faith judgment of the board of directors of the Company. SECTION 6.13. Private Act. No Loan Party will become subject to a Private Act. SECTION 6.14. Claims Paying Ratings. The Company shall not permit the financial strength rating of Validus Re and each other Regulated Insurance Company that is material to the Company and its Subsidiaries, taken as a whole, to be less than “B++” from A.M. Best Company, Inc. (or its successor).

49 SECTION 6.15. End of Fiscal Years; Fiscal Quarters. Neither the Company nor any of its Subsidiaries will change (i) its fiscal year end from being on December 31 of each year or (ii) its fiscal quarters to end on dates which are inconsistent with a fiscal year end as described above. SECTION 6.16. Most Favored Lender. Neither the Company nor any of its Subsidiaries shall agree to, with or for the benefit of the holder(s) of any other Indebtedness under the Five-Year Unsecured Revolving Credit and Letter of Credit Facility (or any refinancing or replacement thereof), any financial or restrictive covenants, events of default, guarantees or other credit support (including, without limitation, in the form of collateral or additional guarantees) which are in addition to, or otherwise differ in a more restrictive manner to the Loan Parties from, the financial or negative covenants, Events of Default and credit support provided for in this Agreement, unless the Loan Parties have entered into an agreement with the Lender, in form and substance reasonably satisfactory to the Lender, whereby such financial or negative covenants, events of default, or other credit support are added to this Agreement for the benefit of the Lenders. ARTICLE VII Events of Default If any of the following events (“Events of Default”) shall occur: SECTION 7.01. Payments. The Borrower shall (a) default in the payment when due of any principal on any Loan, (b) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on any Loan, (c) default, and such default shall continue for five or more Business Days, in the payment when due of any fees or any other amounts payable hereunder; or SECTION 7.02. Representations, etc. Any representation, warranty or statement made (or deemed made) by any Loan Party herein or in any certificate or statement delivered or required to be delivered pursuant hereto (including, without limitation, pursuant to any Commitment Reinstatement Request) shall prove to be untrue in any material respect on the date as of which made or deemed made; or SECTION 7.03. Covenants. Any Loan Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.01(d), 5.01(g)(iv), 5.02(ii), 5.05 (but only with respect to the first sentence thereof) or Article VI, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 7.01 or clause (a) of this Section 7.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Company from the Lender; or SECTION 7.04. Default under other Agreements. (a) The Company, any Loan Party, any Regulated Insurance Company or any Significant Subsidiary shall (i) default in any payment (after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created) with respect to Indebtedness (other than any Indebtedness hereunder but expressly including Indebtedness under the Five-Year Secured Letter of Credit Facility and the Five-Year Unsecured Revolving Credit and Letter of Credit Facility in any event) in excess of $100,000,000 individually or in the aggregate, for the Company and its Subsidiaries or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition (other than any such default, event or condition arising solely out of the violation by the Company or any of its Subsidiaries of any covenant

50 or agreement in any way restricting the Company, or any such Subsidiary’s, right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock) is to cause, or to permit (after the expiration of any applicable grace period provided in the applicable agreement or instrument under which such Indebtedness was created) the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (with or without the giving of notice, the lapse of time or both), any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; (b) an “Event of Default”, as defined under the Five-Year Secured Letter of Credit Facility or the Five-Year Unsecured Revolving Credit and Letter of Credit Facility, shall have occurred and be continuing; or (c) Indebtedness of one or more of the Persons listed in clause (a) above in excess of $100,000,000 shall be declared to be due and payable or required to be prepaid (other than (x) by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default) or (y) to the extent solely as a result of the violation by the Company or any of its Subsidiaries of any covenant or agreement in any way restricting the Company, or any such Subsidiary’s, right or ability to sell, pledge or otherwise dispose of Unrestricted Margin Stock) prior to the scheduled maturity thereof; or SECTION 7.05. Bankruptcy, etc. The Company, any Loan Party, any Regulated Insurance Company or any Significant Subsidiary shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any such Person and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any such Person or any such Person commences (including by way of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator, administrator or liquidator or other similar official in any jurisdiction (collectively, a “conservator”) of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, administration, liquidation, rehabilitation, supervision, conservatorship or similar law of any jurisdiction or the Bermuda Companies Law whether now or hereafter in effect relating to any such Person; or any such proceeding is commenced against any such Person and such proceeding is not dismissed within 60 days; or any such Person is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any such Person suffers any appointment of any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or any such Person makes a general assignment for the benefit of creditors; or any corporate action is taken by any such Person for the purpose of effecting any of the foregoing; or SECTION 7.06. ERISA. An event or condition specified in Section 5.07 shall occur or exist with respect to any Plan or Multiemployer Plan or Foreign Pension Plan that, individually or in the aggregate, results in or could reasonably be expected to result in a liability to the Company, its Subsidiaries or any ERISA Affiliate in an amount that has had, or would reasonably be expected to have, a Material Adverse Effect; or SECTION 7.07. Judgments. One or more judgments or decrees shall be entered against any Loan Party, any Regulated Insurance Company or any Significant Subsidiary involving a liability, net of undisputed insurance and reinsurance, of $100,000,000 or more in the case of any one such judgment or decree or in the aggregate for all such judgments and decrees for such Persons and any such judgments or decrees shall not have been paid, vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days from the entry thereof; or

51 SECTION 7.08. Insurance Licenses. Any one or more Insurance Licenses of the Company or any of its Subsidiaries shall be suspended, limited or terminated or shall not be renewed, or any other action shall be taken by any Governmental Authority, and such suspension, limitation, termination, non-renewal or action, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect; or SECTION 7.09. Change of Control. A Change of Control shall occur; or SECTION 7.10. Company Guaranty. The Company Guaranty or any provision thereof shall cease to be in full force or effect, or any Person acting by or on behalf of the Company shall deny or disaffirm in writing the Company’s obligations under the Company Guaranty, or the Company shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Company Guaranty; then, and in any such event, and at any time thereafter, if an Event of Default shall then be continuing, the Lender may by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Lender to enforce its claims against any Loan Party, except as otherwise specifically provided for in this Agreement (provided that if an Event of Default specified in Section 7.05 shall occur with respect to any Loan Party, the result which would occur upon the giving of written notice by the Lender as specified in clauses (i) through (ii) below shall occur automatically without the giving of any such notice): (i) declare the Commitment terminated; and/or (ii) declare the principal of and any accrued interest and fees in respect of all obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party. The Lender shall have no obligation to undertake any of the foregoing actions, and, if it takes any such action it shall have no liability to any Loan Party to continue the same or for the sufficiency or adequacy thereof. At the request of the Lender, each Loan Party shall ratify all actions taken by the Lender hereunder. ARTICLE VIII [Reserved] ARTICLE IX Company Guaranty SECTION 9.01. The Company Guaranty. In order to induce the Lender to enter into this Agreement and to extend credit hereunder, the Company hereby agrees with the Lender as follows: the Company hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Lender. If any or all of the Guaranteed Obligations of the Borrower to the Lender becomes due and payable hereunder, the Company unconditionally promises to pay (subject to the provisions of Section 2.13) such Guaranteed Obligations to the Lender, or order, on demand, together with any and all expenses which may be incurred by the Lender in collecting any of the Guaranteed Obligations. This Company Guaranty is a guaranty of payment and not of collection. If a claim is ever made upon the Lender for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant, then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be

52 binding upon the Company, notwithstanding any revocation of this Company Guaranty or any other instrument evidencing any liability of the Borrower, and the Company shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. SECTION 9.02. Bankruptcy. Additionally, the Company unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower hereunder to the Lender whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.05 with respect to the Borrower, and unconditionally promises to pay such indebtedness to the Lender, or order, on demand, in lawful money of the United States. SECTION 9.03. Nature of Liability. The liability of the Company hereunder is exclusive and independent of any other guaranty of the Guaranteed Obligations of the Borrower whether executed by the Company, any other guarantor or by any other party, and the liability of the Company hereunder is not affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party (other than a direction by the Lender), or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Lender on the Guaranteed Obligations which the Lender repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (f) any action or inaction of the type described in Section 9.05. SECTION 9.04. Independent Obligation. The obligations of the Company under this Article IX are independent of the obligations of any other guarantor, any other party or the Borrower, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against any other guarantor, any other party or the Borrower and whether or not any other guarantor, any other party or the Borrower be joined in any such action or actions. The Company waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability under this Article IX or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to the Company. SECTION 9.05. Authorization. The obligations of the Company under this Article IX shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any action taken by the Lender to: (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered; (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst, except to the extent the Guaranteed Obligations have been paid;

53 (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting; (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligor; (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Lender; (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Lender regardless of what liability or liabilities of the Borrower remain unpaid; (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Company from its liabilities under this Company Guaranty. SECTION 9.06. Reliance. It is not necessary for the Lender to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder. SECTION 9.07. Subordination. Any indebtedness of the Borrower now or hereafter owing to the Company is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Lender; and if the Lender so requests at a time when an Event of Default exists, the Borrower shall not make, or be permitted to make, any payment to the Company in respect of such indebtedness owed to the Company, but without affecting or impairing in any manner the liability of the Company under the other provisions of this Company Guaranty. Prior to the transfer by the Company of any note or negotiable instrument evidencing any of the indebtedness of the Borrower to the Company, the Company shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Company hereby agrees with the Lender that the Company will not exercise any right of subrogation which the Company may at any time otherwise have as a result of this Company Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash. SECTION 9.08. Waiver. (a) The Company waives any right (except as shall be required by applicable statute and cannot be waived) to require the Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Lender’s power whatsoever. The Company waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Lender may exercise any right or remedy the Lender may have against the Borrower or

54 any other party, or any security, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been paid. The Company waives any defense arising out of any such election by the Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against the Borrower or any other party or any security. (b) The Company waives all presentments, demands for performance, protests and notices, including notices of non-performance, notices of protest, notices of dishonor, notices of acceptance of this Company Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Company assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of non-payment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Company assumes and incurs hereunder, and agrees that the Lender shall have no duty to advise the Company of information known to them regarding such circumstances or risks. (c) The Company warrants and agrees that each of the waivers set forth above in this Section 9.08 is made with full knowledge of its significance and consequences, and such waivers shall be effective to the maximum extent permitted by law. SECTION 9.09. Maximum Liability. The provisions of this Company Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Company under this Company Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of the liability under this Company Guaranty or otherwise, then, notwithstanding any other provision of this Company Guaranty to the contrary, the amount and scope of such liability shall, without any further action by the Company or the Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the “Maximum Liability”). This Section with respect to the Maximum Liability is intended solely to preserve the rights of the Lender to the maximum extent not subject to avoidance under applicable law, and neither the Company nor the Borrower nor any other Person shall have any right or claim under this Section with respect to the Maximum Liability, except to the extent necessary so that the obligations of the Company hereunder shall not be rendered voidable under applicable law. The Company agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability without impairing this Company Guaranty or affecting the rights and remedies of the Lender hereunder, provided that, nothing in this sentence shall be construed to increase the Company’s obligations hereunder beyond the Maximum Liability. ARTICLE X Miscellaneous SECTION 10.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone or electronically (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows: (i) if to the Company and/or the Borrower, to it at Validus Holdings, Ltd., 29 Richmond Road, Pembroke HM08 Bermuda, Attention: Chief Financial Officer (Facsimile: (441) 278-9090); with a copy (in the case of a notice of a Default) to Skadden, Arps, Slate, Meagher &

55 Flom LLP, Four Times Square, New York, New York 10036 Attention: Steven Messina (Facsimile: (917) 777-3509); and (ii) if to the Lender, to HSBC Bank, N.A., 452 Fifth Avenue, New York, New York, 10018, Attention of Richard Herder (Facsimile No. (212) 525-2570; with a copy to (x) Attention: Loan Agency (Facsimile: (917) 229-6659) and (y) Morgan Lewis and Bockius LLP, 101 Park Avenue, New York, New York 10178 Attention: Thomas Mellor (Facsimile: (212) 309-6001). Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). (b) The Lender or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient. (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, in no event shall the making of any Loan be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time. In the case of any waiver, each Loan Party and the Lender shall be restored to their former positions and rights hereunder and any Default or Event of Default so waived shall be deemed to be cured and not continuing. No such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower, the Company and the Lender.

56 SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) Each Loan Party jointly and severally agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of one primary counsel and all applicable foreign counsel of the Lender, and to the extent invoiced, in connection with the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) or protection of its rights hereunder or thereunder, and (ii) all reasonable and documented out of pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of one primary counsel and all applicable foreign counsel, of the Lender, and to the extent invoiced, in connection with the enforcement of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans. (b) Each Loan Party jointly and severally agrees to indemnify the Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for such Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Company or any of its Subsidiaries, or any Environmental Liability related in any way to the Company or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether such Indemnitee is a party thereto or whether such claim, litigation, investigation or proceeding is brought by the Company or any of its Subsidiaries or a third party; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any Related Party of such Indemnitee. This Section 10.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) [Reserved]. (d) To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof. (e) All amounts due under this Section shall be payable promptly after written demand therefor. SECTION 10.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by such Loan Party without such consent shall be null and void) and (ii) the Lender may not assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other

57 than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Subject to the conditions set forth in paragraph (b)(ii) below, the Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to the Lender) with the prior written consent (such consent not to be unreasonably withheld) of the Company (provided that the Company shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Lender within ten (10) Business Days after having received notice thereof), provided, further, that no consent of the Company shall be required for an assignment to an Affiliate of the Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee; and (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to an Affiliate of the Lender or an assignment of the entire remaining amount of the Lender’s Commitment, the amount of the Commitment of the Lender for each such assignment shall not be less than $5,000,000 unless the Company otherwise consents, provided that no such consent of the Company shall be required if an Event of Default has occurred and is continuing; and (B) each partial assignment shall be made as an assignment of a proportionate part of all the Lender’s rights and obligations under this Agreement. For the purposes of this Section 10.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings: “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) the Lender, (b) an Affiliate of the Lender or (c) an entity or an Affiliate of an entity that administers or manages the Lender. “Ineligible Institution” means (a) a natural person, (b) the Company, any of its Subsidiaries or any of its Affiliates, or (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date of any assignment, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment, have the rights and obligations of a Lender under this Agreement (provided that any liability of any Loan Party to such assignee under 2.13, 2.15 or 2.16 shall be limited to the amount, if any, that would have been payable thereunder by such Loan Party in the absence of such assignment, except to the extent any such amounts are attributable to a Change in Law), and the assigning Lender thereunder shall, to the extent of the interest assigned by such assignment, be released from its obligations under this Agreement (and, in the case of an assignment covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15 or 2.16 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does

58 not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by the assigning Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. (c) (i) The Lender may, without the consent of any Loan Party, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) the Lender’s obligations under this Agreement shall remain unchanged, (B) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Loan Parties shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Each Loan Party agrees that each Participant shall be entitled to the benefits of Sections 2.13 (subject to the requirements and limitations therein, including the requirements under Section 2.13(e) (it being understood that the documentation required under Section 2.13(e) shall be delivered to the Lender)) and 2.16 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.14 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.13, 2.15 and 2.16, with respect to any participation, than the Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender. (ii) The Lender shall, acting solely for this purpose as a non-fiduciary agent of the Loan Parties, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that the Lender shall not have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. (d) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure its obligations, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto. SECTION 10.05. Survival. All covenants, agreements, representations and warranties made by any Loan Party herein and in the certificates or other instruments delivered in connection with or

59 pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loan regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan is outstanding, any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.13, 2.15 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof. SECTION 10.06. Counterparts; Integration; Effectiveness; Electronic Execution. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Lender to accept electronic signatures in any form or in any format without its prior written consent. SECTION 10.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 10.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or an Affiliate thereof to or for the credit or the account of any Loan Party against any of and all the obligations of such Loan Party now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

60 SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York. (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction. (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. (d) Each party to this Agreement irrevocably consents to service of process in connection with disputes arising out of this Agreement in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law. (e) Each Loan Party hereby irrevocably designates, appoints and empowers the Service of Process Agent, with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Loan Party agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Lender under this Agreement. SECTION 10.10. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

61 SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement. SECTION 10.12. Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that (i) the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with the terms of this Agreement and (ii) that the Lender shall be responsible for any breach of this Section 10.12 by any of its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors), (b) to the extent requested by any regulatory authority or self-regulatory body, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Company or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a non-confidential basis from a source other than the Company that, to the Lender’s knowledge, is not subject to a confidentiality undertaking with respect to the applicable Information. For the purposes of this Section, “Information” means all information now or hereafter received from any Loan Party relating to the Company, any Subsidiary of the Company or their respective businesses, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by any Loan Party. The Lender shall be considered to have complied with its obligation to maintain the confidentiality of Information as provided in this Section if it has treated such Information in a manner consistent with banking industry standards for the treatment of confidential information. The provisions of this Section 10.12 shall survive the termination of the Commitment and repayment of the Loans and the other obligations arising hereunder but such survival shall only be for a period of two (2) years following the Commitment Expiration Date. THE LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS. SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such amount or pursuant to any Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this

62 Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lender. SECTION 10.14. USA Patriot Act. The Lender hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow the Lender to identify each Loan Party in accordance with the Patriot Act. SECTION 10.15. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof), each Loan Party acknowledges and agrees that: (i) (A) the services regarding this Agreement provided by the Lender are arm’s-length commercial transactions between such Loan Party and its Affiliates, on the one hand, and the Lender and its Affiliates, on the other hand, (B) such Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby; (ii) (A) the Lender and its Affiliates is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Loan Party or any of its Affiliates, or any other Person and (B) neither the Lender nor any of its Affiliates has any obligation to such Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (iii) the Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Loan Party and its Affiliates, and neither the Lender nor any of its Affiliates has any obligation to disclose any of such interests to such Loan Party or its Affiliates. Each Loan Party agrees it will not claim that any of the Lender or its Affiliates has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to such Loan Party, in connection with any transactions contemplated hereby. [Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written. Address: 29 Richmond Road Pembroke, HM08 Bermuda Telephone: (441) 278-9000 Facsimile: (441) 278-9090 VALIDUS HOLDINGS, LTD. By: /s/ Jeffrey D. Sangster Name: Jeffrey D. Sangster Title: Executive Vice President and Chief Financial Officer Address: 29 Richmond Road Pembroke, HM08 Bermuda Telephone: (441) 278-9000 Facsimile: (441) 278-9090 VALIDUS REINSURANCE, LTD. By: /s/ Robert Marcotte Name: Robert Marcotte Title: Executive Vice President and Chief Financial Officer

HSBC BANK USA, NATIONAL ASSOCIATION By: /s/ Richard Herder Name: Richard Herder Title: Managing Director